EXHIBIT 4.2(a)


                           LOAN AND SECURITY AGREEMENT





                                     between



                             STEINER-ATLANTIC CORP.

                                  ("Borrower")




                                       and




                            FIRST UNION NATIONAL BANK

                                   ("Lender")






                             Dated November 2, 1998
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                                TABLE OF CONTENTS

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1.       Definitions; Financial and Other Terms...................................................................1

         1.1.        Definitions..................................................................................1
         1.2.        Financial Terms..............................................................................7
         1.3.        Other Terms..................................................................................7

2.       Representations and Warranties...........................................................................7
         2.1.        Valid Existence and Power....................................................................7
         2.2.        Authority....................................................................................8
         2.3.        Condition....................................................................................8
         2.4.        Financial Statements.........................................................................8
         2.5.        Litigation; Government Regulation............................................................8
         2.6.        Agreements, Etc..............................................................................8
         2.7.        Authorizations...............................................................................8
         2.8.        Title; Collateral............................................................................9
         2.9.        Location and Names...........................................................................9
         2.10.       Taxes........................................................................................9
         2.11.       Labor Law Matters............................................................................9
         2.12.       Accounts.....................................................................................9
         2.13.       Use and Location of Collateral...............................................................9
         2.14.       Judgment Liens..............................................................................10
         2.15.       Intent and Effect of Transactions; Borrower's Solvency......................................10
         2.16.       Subsidiaries................................................................................10
         2.17.       Hazardous Materials.........................................................................10
         2.18.       ERISA.......................................................................................10
         2.19.       Investment Company Act......................................................................10
         2.20.       Use of Proceeds.............................................................................10
         2.21.       Trade Relations.............................................................................10
         2.23.       Full Disclosure.............................................................................11

3.       Loans...................................................................................................11
         3.1.        Advances of Loans...........................................................................11
         3.2         The Notes...................................................................................12
         3.3         Notice and Manner of Borrowing..............................................................12
         3.4.        Interest....................................................................................12
         3.5         Repayment of Loans..........................................................................13
         3.6.        Costs, Fees and Expenses....................................................................14
         3.7.        Prepayments.................................................................................14
         3.8         Payments and Computations...................................................................14
         3.9.        Facility for Letters of Credit..............................................................14
         3.10.       Facility for Foreign Exchange...............................................................16

4.       Conditions Precedent to Borrowing.......................................................................17
         4.1.        Advance.....................................................................................17
         4.2.             Conditions Precedent to Each Advance of a Loan or Issuance of a Letter of Credit or
                     Purchasing Forward Exchange.................................................................19
         4.3.        Waiver of Conditions Precedent..............................................................19

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5.       Covenants of the Borrower...............................................................................20
         5.1.        Use of Loan Proceeds........................................................................20
         5.2.        Maintenance of Business and Properties......................................................20
         5.3.        Insurance...................................................................................20
         5.4.        Notice of Default...........................................................................20
         5.5.        Inspections.................................................................................21
         5.6.        Financial Information.......................................................................21
         5.7.        Year 2000 Compatibility.....................................................................22
         5.8.        Liens.......................................................................................22
         5.9.        Redemptions.................................................................................22
         5.10.       Merger, Sale, Etc...........................................................................22
         5.11.       Loans, Guaranties and Other Investments.....................................................22
         5.12.       Change in Business..........................................................................23
         5.13.       Accounts....................................................................................23
         5.14.       Transactions with Affiliates................................................................23
         5.15.       No Change in Name or Offices; Removal of Collateral.........................................23
         5.16.       No Sale, Leaseback..........................................................................23
         5.17.       Margin Stock................................................................................23
         5.18.       Payment of Taxes, Etc.......................................................................23
         5.19.       Comply with ERISA...........................................................................23
         5.20.       Compliance; Hazardous Materials.............................................................24
         5.21.       Subsidiaries................................................................................24
         5.22.       Compliance with Assignment Laws.............................................................24
         5.23.       Further Assurances..........................................................................24
         5.24.       Withholding Taxes...........................................................................24
         5.25.       Financial Covenants.........................................................................24
         5.26.       Lender Account..............................................................................24
         5.27.       Change in Ownership of Borrower.............................................................24
         5.28.       Fiscal Year; Accounting Method..............................................................24
         5.29.       Default on Other Obligations................................................................24
         5.30.       NASDAQ......................................................................................25
         5.31.       SEC Filing..................................................................................25

6.       Default.................................................................................................25
         6.1.        Events of Default...........................................................................25
         6.2.        Acceleration of the Indebtedness............................................................26
         6.3.        Default Rate................................................................................26
         6.4.        Rights and Remedies.........................................................................27
         6.5.        Application of Proceeds.....................................................................27
         6.6.        Appointment of the Lender as the Borrower's Lawful Attorney.................................28

7.       Security Agreement......................................................................................28
         7.1.        Security Interest...........................................................................28
         7.2.        Inspection of Collateral....................................................................29
         7.3.        Other Rights................................................................................29
         7.4.        Tangible Collateral; Inventory..............................................................29
         7.5.        The Lender's Payment of Claims Asserted Against the Collateral..............................29


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8.       Term of Agreement.......................................................................................29
         8.1.        Term and Right to Terminate.................................................................29
         8.2.        Effect of Termination.......................................................................30

9.       Miscellaneous...........................................................................................30
         9.1.        Rights and Remedies Cumulative; Non-Waiver; Etc.............................................30
         9.2.        Survival of Representations; Reinstatement of Indebtedness..................................30
         9.3.        Expenses; Indemnification...................................................................30
         9.4.        Notices.....................................................................................31
         9.5.        Successors and Assigns......................................................................32
         9.6.        Counterparts; Construction; Gender..........................................................32
         9.7.        Powers......................................................................................32
         9.8.        Approvals...................................................................................32
         9.9.        Indemnification of the Lender...............................................................32
         9.10.       Waivers by the Borrower.....................................................................32
         9.11.       Lawful Charges; Late Charge.................................................................33
         9.12.       Amendment...................................................................................33
         9.13.       Severability................................................................................33
         9.14.       Entire Agreement............................................................................33
         9.15.       Separate Legal Counsel......................................................................33
         9.16.       Right of Setoff.............................................................................33
         9.17.       Arbitration; Preservation and Limitation of Remedies........................................33
         9.18.       Governing Law; Jurisdiction and Venue; Waiver of Jury Trial.................................34


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                           LOAN AND SECURITY AGREEMENT


         AGREEMENT, dated as of November 2, 1998, between STEINER-ATLANTIC CORP., a Florida corporation (the "Borrower"), and FIRST UNION NATIONAL BANK, a national banking association (the "Lender");

                              W I T N E S S E T H :

         In consideration of the mutual covenants herein contained and to induce the Lender to extend credit to the Borrower, the parties agree as follows:

         1.      Definitions; Financial and Other Terms.

                 1.1. Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below:

                 "Accounts" means all accounts, accounts receivable, contract rights, notes, bills, acceptances, choses in action, chattel paper, instruments, documents, and other forms of obligations at any time owing to a Person, and all "Accounts," as that term is defined in the Code, the proceeds thereof and all of such Person's rights with respect to any goods represented thereby, whether or not delivered, goods returned by customers and all rights as an unpaid vendor or lienor, including rights of stoppage in transit and of recovering possession by proceedings including replevin and reclamation, together with all customer lists, books and records, ledger and account cards, computer tapes, disks, printouts and records, whether now in existence or hereafter created, relating to Accounts.

                 "Account Debtor" means any Person who is or who may become obligated to a Person, under, with respect to, or on account of an Account.

                 "Adjusted LIBOR" means LIBOR plus two and three-quarters percent (2.75%) per annum.

                 "Adjusted LIBOR Market Index Rate" means the LIBOR Market Index Rate plus two and three-quarters percent (2-3/4%) per annum.

                 "Advance" means the advance of funds under a Revolving Credit Loan.

                 "Advance Date" means the date a Revolving Credit Loan is Advanced hereunder.

                 "Advance Request" means a request for an Advance of a Revolving Credit Loan or an interest rate conversion under Section 3.3, substantially in the form of Exhibit B or such other form as Lender shall request.

                 "Affiliate" of a named Person means (a) any Person owning 5% or more of the voting stock or rights of such named Person or of which the named Person owns 5% or more of such voting stock or rights; (b) any Person controlling, controlled by or under common control with such named Person; (c) any officer or director of such named Person or any Affiliates of the named Person; and (d) any family member of the named Person or any Affiliate of such named Person. For the purposes of this definition, "control" means the possession, directly or indirectly, to direct or cause the direction of management and policies of such Person, whether through ownership of securities, by control or otherwise.

                 "Beneficiary" means the person who is the beneficiary of a Letter of Credit.

                 "Borrower Collateral" means all property of the Borrower (other than real estate), wherever located and whether now owned by Borrower or hereafter acquired, including, but not limited to all of Borrower's: (a) Inventory; (b) General Intangibles; (c) Accounts and Chattel Paper and any other instrument or intangible representing payment for goods or services; (d) Equipment; (e) funds on deposit with or under the control of the Lender or its agents or correspondents and all lockboxes which may be established; and (f) parts, replacements, additions, accessions, substitutions, profits, and products and cash and non-cash proceeds of any of the foregoing (including insurance proceeds

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payable by reason of loss or damage  thereto) in any form and wherever  located.
Borrower Collateral shall include all written or electronically recorded records relating to any such Borrower Collateral and other rights relating thereto.

                 "Borrowing Base" means the lesser of (i) $2,250,000 or (ii) 60% of Eligible Accounts plus 50% of Eligible Inventory consisting of spare parts plus 60% of Eligible Inventory consisting of Equipment.

                 "Borrowing   Base   Certificate"   means  the  Borrowing   Base
Certificate substantially in the form of Exhibit A or such other form as Lender may request.

                 "Business Day" means a weekday on which commercial banks are open for business in Miami, Florida.

                 "Chattel Paper" means all writing or writings which evidence both a monetary obligation and a security interest in or the lease of specific goods and in addition includes all property included in the definition of "chattel paper" as used in the Code.

                 "Closing Date" means the date first above written.

                 "Code" means the Uniform Commercial Code, as in effect in Florida and in any other jurisdiction, as applicable, from time to time.

                 "Collateral" means all Borrower Collateral and all Metro-Tel Collateral.

                 "Consolidated Tangible Total Assets" means all assets which would properly be shown on Borrower's and Metro-Tel's consolidated balance sheet in accordance with GAAP, less the aggregate amount of such assets which are classified as intangible assets or General Intangibles in accordance with GAAP.

                 "Consolidated Tangible Net Worth" means Consolidated Tangible Total Assets less Consolidated Total Liabilities.

                 "Consolidated Total Liabilities" means all liabilities which would properly be shown on Borrower's and Metro-Tel's consolidated balance sheet in accordance with GAAP, except indebtedness for borrowed money which is subordinated in a manner satisfactory to Lender in its sole discretion.

                 "Debt" means all liabilities of a Person as determined under GAAP and all obligations which such Person has guaranteed or endorsed or for which such Person is otherwise secondarily or jointly liable, and shall include, without limitation (a) all obligations for borrowed money or purchased assets,
(b) obligations  secured by assets whether or not any personal liability exists,
(c) the capitalized amount of any capital or finance lease obligations, (d) the unfunded portion of pension or benefit plans or other similar liabilities, (e) obligations as a general partner, (f) contingent obligations pursuant to guaranties, endorsements, letters of credit and other secondary liabilities and
(g) obligations for deposits.

                 "Default" means any event which with the passage of time or the giving of notice or both would become an Event of Default.

                 "Default Rate" means a rate equal to the lesser of (a) the Prime Rate plus five percent per annum or (b) the highest rate of interest allowed by applicable law.

                 "Eligible Accounts" shall mean all genuine, bona fide Accounts (valued net of the maximum amount of any discounts or other reductions) of the Borrower arising in the ordinary course of Borrower's business from the sale and delivery of Inventory or the rendition of services as to which the Lender has a first priority perfected Lien subject only to Permitted Liens, excluding: (a) Accounts outstanding for 91 days or more from the date of invoice; (b) Accounts owing from any Affiliate of the Borrower; (c) Accounts owed by a creditor of the Borrower or which are

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in dispute or subject to any counterclaim,  deduction, contra-account or offset;
(d) Accounts owing by any Account Debtor which is not Solvent; (e) Accounts arising from a sale on a bill-and-hold, guaranteed sale, sale-or-return,
sale-on-approval,   consignment   or  similar  basis  or  which  is  subject  to
repurchase, return, rejection, repossession, loss or damage; (f) Accounts owed by an Account Debtor in the State of Minnesota or the State of New Jersey (unless Borrower has qualified to do business in such State or filed a current Notice of Business Activities report in such State); (g) Accounts as to which the goods giving rise to the Account have not been delivered to and accepted by the Account Debtor or the service giving rise to the Account has not been completely performed or which do not represent a final sale; (h) Accounts owed by the United States of America unless the Borrower shall have complied to the Lender's satisfaction with the Federal Assignment of Claims Act; (i) the total Accounts owed by an Account Debtor and its Affiliates exceeds a credit limit established by the Lender in its discretion (to the extent of such excess); (j) the Account is evidenced by a note or other instrument, (other than Chattel Paper) or reduced to judgment; (k) Accounts which, by contract, subrogation, mechanics' lien laws or otherwise, are subject to claims by the Borrower's creditors or other third parties or which are owed by Account Debtors as to whom any creditor of the Borrower (including any bonding company) has lien rights;
(l) other Accounts for which the validity, collectibility or amount of which is determined in good faith by the Borrower or the Lender to be doubtful; (m) any Account for which there is any discount, allowance, claim, set-off, counterclaim or Lien which has not been disclosed in writing to the Lender; (n) any Account to the extent it is not for a liquidated amount; and (o) any other Account which the Lender, upon notice to the Borrower, deems ineligible in its sole credit judgment. No Accounts shall be Eligible Accounts if any representation, warranties or covenants herein relating thereto shall be inaccurate or violated. Unless the Borrower notifies the Lender in writing to the contrary, the Borrower shall be deemed to have made a continuing representation and warranty that each Eligible Account has not become ineligible.

                 "Eligible  Inventory" shall mean Inventory  created or acquired in the ordinary course of the Borrower's business consisting of finished goods and raw materials of the Borrower as to which the Lender has a first priority perfected Lien subject only to Permitted Liens, of a kind usually and customarily sold by the Borrower and which is not, because of damage, age, unmerchantability, obsolescence or any other condition or circumstance, impaired in condition, value or marketability in the credit judgment of the Lender or the Borrower, and which is not, in the good faith credit judgment of the Lender, deemed ineligible after notice to the Borrower. No Inventory shall be eligible if it is consigned or if it fails to meet all applicable governmental standards for its use and sale. No Inventory shall be eligible unless it is located at the location of Borrower set forth in Section 9.4 or on Schedule 2.9 or at 297 N.E. 67th Street, Miami, Florida 33138 or at 277 N.E. 67th Street, Miami, Florida 33138, or at 286 N.E. 67th Street, Miami, Florida 33138 or at 6701 N.E. 2nd Court, Miami, Florida 33138, or if it is stored with a warehouseman, bailee or similar party. Eligible Inventory shall be computed at the lesser of cost or fair market value. No Inventory shall be Eligible Inventory if any representation, warranty, or covenant herein relating to such Inventory is inaccurate or violated. Unless the Borrower notifies the Lender in writing to the contrary, the Borrower shall be deemed to have made a continuing representation and warranty that none of the Eligible Inventory has become ineligible.

                 "Equipment" means all furniture, fixtures, equipment, motor vehicles, rolling stock and other tangible property of a Person of every description, except Inventory, and in addition includes all property included in the definition of "equipment" as used in the Code.

                 "Event of Default" means any event specified as such in Section 6.1, provided that there shall have been satisfied any requirement in connection with such event for the giving of notice or the lapse of time, or both.

                 "Foreign  Exchange  Subfacility"  has the  meaning set forth in
Section 3.10.

                 "Forward" shall have the meaning set forth in Section 3.10.

                 "GAAP" shall have the meaning ascribed thereto in Section 1.2.

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                 "General  Intangibles"  means all intangible  personal property
(including things in action) except Accounts, Chattel Paper and instruments (as defined in the Code), including all contract rights, copyrights, trademarks, trade names, service marks, patents, patent drawings, designs, formulas, rights to a Person's name itself, customer lists, rights to all prepaid expenses, marketing expenses, rights to receive future contracts, fees, commissions and orders relating in any respect to any business of a Person, all licenses and permits, all computer programs and other software owned by a Person, or which a Person has the right to use, and all rights for breach of warranty or other claims for funds to which a Person may be entitled, and in addition includes all property included in the definition of "general intangibles" as used in the Code. Without limiting the foregoing, General Intangibles includes all rights under the Merger Agreement.

                 "Guarantor"   shall   mean   any   Person   now  or   hereafter
guaranteeing, endorsing or otherwise becoming liable for any Indebtedness, including, but not limited to, Metro-Tel.

                 "Guaranty Agreement" or "Guaranty" shall mean any guaranty instrument now or hereinafter executed by a Guarantor in favor of Lender.

                 "Indebtedness" means all obligations now or hereafter owed to the Lender and/or its Affiliates by the Borrower and/or its Affiliates, whether fixed, contingent or otherwise, and whether related or unrelated to the Loans, including, without limitation, amounts owed or to be owed under the terms of the Loan Documents, or arising out of the transactions described therein, including, without limitation, the Loans, Letter of Credit Obligations, obligations relating to the Foreign Exchange Subfacility, sums advanced to pay overdrafts on any account maintained by the Borrower with the Lender, reimbursement obligations for outstanding letters of credit issued at the request of the Borrower, amounts paid by the Lender under letters of credit or drafts accepted by the Lender for the account of the Borrower, together with all interest accruing thereon, and all fees, costs or expenses payable by Borrower under any Loan Document, including, but not limited to, all costs of collection, reasonable attorneys' fees, and expenses of or advances by the Lender which the Lender pays or incurs in discharge of obligations of the Borrower or to repossess, protect, preserve, store or dispose of any Collateral, whether such amounts are now due or hereafter become due, direct or indirect and whether such amounts due are from time to time reduced or entirely extinguished and thereafter re-incurred. The term also includes, but without limitation, the obligations of the Borrower under any Interest Rate Swap Agreement for any and all "Loss", "Settlement Amount" and "Unpaid Amounts", as such terms are defined in such Interest Rate Swap Agreement.

                 "Interest Rate Swap Agreement" means each and every ISDA Master Agreement, including all schedules, confirmations and exhibits thereto, entered into at any time between Lender and the Borrower, as such agreement may be amended or otherwise modified from time to time hereafter.

                 "Inventory" means all goods, merchandise and other personal property of a Person which is held for sale or lease or furnished or to be furnished under a contract for services or raw materials, and all work in process and materials used or consumed or to be used or consumed in a Person's business, and in addition, includes all property included in the definition of "inventory" as used in the Code.

                 "Letter of Credit" means a Trade Letter of Credit.

                 "Letter of Credit Agreement" shall mean the Continuing Commercial Credit Agreement (and each Application by Applicant for a Credit as referenced therein) of even date herewith between Lender and the Borrower, the form of which is attached hereto as B, it being understood that each Letter of Credit issued thereunder or in connection therewith shall be issued pursuant to and subject to the terms and conditions of this Agreement.

                 "Letter of Credit Obligations" shall mean all outstanding obligations incurred by Lender at the request of the Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance by Lender of Letters of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount which may be payable by Lender thereupon or pursuant thereto.


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                 "LIBOR"  is the rate  for U.S.  Dollar  deposits  of that  many months maturity as reported on Telerate page 3750 as of 11:00 a.m. London time, on the second Business Day before such LIBOR Period begins (or, if not so reported, then as determined by Lender from another recognized source or interbank quotation).

                 "LIBOR Loan" means, at any time, any outstanding Loan or portion thereof that bears interest at Adjusted LIBOR at such time.

                 "LIBOR Market Index Rate Loan" means, at any time, any outstanding portion of any Loan that bears interest at the Adjusted LIBOR Market Index Rate at such time.

                 "LIBOR Market Index Rate", for any day, is the rate for one month U.S. dollar deposits as reported on Telerate page 3750 as of 11:00 a.m., London time, on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as may be determined by Lender from another recognized source or interbank quotation).

                 "LIBOR Period" means the period commencing on the date a LIBOR Loan is made and ending on the numerically corresponding day in the first calendar month thereafter; provided that if a LIBOR Period would end on a day which is not a Business Day, such LIBOR Period shall be extended to the next Business Day unless such Business Day would fall in the next calendar month, in which event such LIBOR Period shall end on the immediately preceding Business Day.

                 "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction).

                 "Loans" means the Term Loan and the Revolving Credit Loans.

                 "Loan Documents" means this Agreement, any other Security Agreement, the Notes, any Guaranty Agreement, all Letter of Credit Agreements (and all agreements and documents executed in connection therewith), all UCC-1 financing statements required under this Agreement or any of the other Loan Documents, any Interest Rate Swap Agreement, and all other agreements, documents and instruments now or hereafter evidencing, describing, guaranteeing, relating to or securing the Indebtedness.

                 "Material Adverse Change" means a material adverse change in any of: (i) the condition (financial or otherwise), business, performance, profits, cash flows, operations, properties or prospects of the Borrower or Metro-Tel; (ii) the legality, validity or enforceability of any Loan Document which substantially deprives the Lender of the benefits thereof; (iii) the ability of the Borrower or Metro-Tel to repay the Indebtedness or to perform its obligations under any Loan Document; (iv) the rights and remedies of the Lender under the Loan Documents which substantially deprives the Lender of the benefits thereof; or (v) the Collateral or the Lender's Liens in the Collateral or the priority of such Liens.

                 "Material Adverse Effect" means an effect that has a reasonable likelihood of resulting in or causing a Material Adverse Change.

                 "Metro-Tel" means Metro-Tel Corp., a Delaware corporation.

                 "Merger" has the meaning set forth in Section 4.1.

                 "Merger Agreement" has the meaning set forth in Section 4.1.

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

                 "Metro-Tel Collateral" means all property of Metro-Tel (other than real estate), wherever located and whether now owned by Metro-Tel or hereafter acquired, including, but not limited to all of Metro-Tel's: (a) Inventory; (b) General Intangibles; (c) Accounts and Chattel Paper and any other instrument or intangible representing payment for goods or services; (d) Equipment; (e) funds on deposit with or under the control of the Lender or its agents or correspondents and all lockboxes which may be established; and (f) parts, replacements, additions, accessions, substitutions, profits, and products and cash and non-cash proceeds of any of the foregoing (including insurance proceeds payable by reason of loss or damage thereto) in any form and wherever located. Metro-Tel Collateral shall include all written or electronically recorded records relating to any such Metro-Tel Collateral and other rights relating thereto.

                 "Notes" means the Term Note and the Revolving Credit Note.

                 "Permitted Debt" means (a) the Indebtedness; (b) Debt payable to suppliers and other trade creditors in the ordinary course of business on ordinary and customary trade terms and which is not past due more than 30 days;
(c) Debt secured by Permitted Liens; (d) Debt which is subordinated in right and time of payment to all Indebtedness in a manner reasonably satisfactory in form and substance to the Lender; and (e) such other Debt as the Lender may consent to in writing from time to time.

                 "Permitted  Liens" means (a) Liens  securing the  Indebtedness;
(b) Liens for taxes and other statutory Liens, landlord's Liens and similar Liens arising out of operation of law (provided they are subordinate to the Lender's Liens on Collateral) so long as the obligations secured thereby are not past due more than 30 days; (c) Liens described on Schedule 1.1 hereto (if any), provided, however, that no Debt not now secured by such Liens shall become secured by such Liens hereafter other than Liens arising by operation of law (provided they are subordinate to the Lender's Liens on Collateral) and such Liens shall not encumber any other assets; and (d) purchase money Liens to the extent such Liens secure not more than 100% of the purchase price of assets purchased without violating the terms hereof and cover only assets purchased.

                 "Person" means any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, limited or general partnership, limited liability company, any government, or any agency or political subdivision of any government.

                 "Prime Rate" shall be (for any day) that rate of interest announced by Lender from time to time as its Prime Rate and is one of several interest rate bases used by Lender. Lender lends at rates both above and below its Prime Rate, and Borrower acknowledges that Lender's Prime Rate is not represented or intended to be the lowest or most favorable rate of interest offered by Lender.

                 "Prime Rate Loan" means a Loan which bears interest at the Prime Rate.

                 "Revolving  Credit  Loan"  shall have the  meaning set forth in
Section 3.1(b).

                 "Revolving Credit Loan Maturity Date" shall mean the earlier of
(i) November 2, 1999 or (ii) the date the Lender demands repayment of the Revolving Credit Loans.

                 "Revolving Credit Note" shall mean the revolving credit note referenced in Section 3.2.

                 "Security Agreement" means this Agreement as it relates to a Lien on any or all of the Collateral, and any other mortgage, security agreement or similar instrument now or hereafter executed by the Borrower or any other Person granting the Lender a Lien on any Collateral to secure the Indebtedness.

                 "Solvent" means, as to any Person, that such Person has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature and owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its debts.

                 "Spot" shall have the meaning set forth in Section 3.10.

                 "Subsidiary" means any corporation, partnership or other Person in which the Borrower, directly or indirectly, owns 50% or more of the stock, capital or income interests, or other beneficial interests.

                 "Term" shall have the meaning ascribed thereto in Section 8.1.

                 "Term Loan" shall have the meaning set forth in Section 3.1(a).

                 "Term Loan Maturity Date" shall mean January 2, 2002.

                 "Term Note" means the term note referenced in Section 3.2.

                 "Trade Letter of Credit" shall mean a letter of credit (sight or time) issued by the Lender for the account of the Borrower payable to a supplier of Borrower upon presentation of appropriate supporting documentation.

                 1.2. Financial Terms. All financial terms used herein shall have the meanings assigned to them under generally accepted accounting principles consistently applied and maintained on a basis for the Borrower throughout the period indicated and consistent with the prior financial practice of the Borrower on a consolidated basis ("GAAP"), unless another meaning shall be specified.

                 1.3. Other Terms. All other terms contained in this Agreement shall, when the context so indicates, have the meanings provided for by the Code to the extent the same are used or defined therein. Any reference to this Agreement or any other Loan Document shall include any amendment, supplement, enlargement, extension, renewal, restatement or other modification thereof.

         2. Representations and Warranties. In order to induce the Lender to enter into this Agreement and to make the Loans, to issue the Letters of Credit and to extend credit accommodations under the Foreign Exchange Subfacility, the Borrower makes the following representations and warranties, all of which shall survive the execution and delivery of the Loan Documents and the making of the Loans and the issuance of Letters of Credit hereunder, and shall be deemed to be made on each day on which any Loan is outstanding (except to the extent a representation and warranty is made as of a particular date, in which case they shall be true and correct as of such date).

                 2.1. Valid Existence and Power. Each of Borrower and Metro-Tel is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified or licensed to transact business in all places where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect. Each of Borrower and Metro-Tel has the power to make and perform the Loan Documents executed by it and all such instruments will constitute the legal, valid and binding obligations of such Person, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, moratorium or other laws relating to creditors' rights generally and general principles of equity.

                 2.2. Authority. The execution, delivery and performance of the Loan Documents by each of Borrower and Metro-Tel have been duly authorized by all necessary action of such Person, and do not and will not violate any provision of law or regulation, or any writ, order or decree of any court or governmental or regulatory authority or agency or any provision of the governing instruments of such Person, and do not and will not, with the passage of time or the giving of notice, result in a breach of, or constitute a default or require any consent under, or result in the creation of any Lien, other than Permitted Liens, upon any property or assets of such Person pursuant to, any law, regulation, instrument or agreement to which such Person is a party or by which such Person or its respective properties may be subject, bound or affected.

                 2.3. Condition. Other than as disclosed in the financial statements most recently delivered to the Lender, neither Borrower nor Metro-Tel has any direct or contingent obligations or liabilities required to be disclosed therein under GAAP (including any guarantees or leases) or any material unrealized or anticipated losses from any commitments required to be disclosed therein under GAAP, except for executory contracts. To the Borrower's knowledge, there is no fact which the Borrower has not disclosed to the Lender in writing which could reasonably be expected to have a Material Adverse Effect.

                 2.4. Financial Statements. The financial statements of Borrower and Metro-Tel delivered to Lender have been prepared in accordance with GAAP, contain no material misstatements or omissions, and fairly present in all material respects the financial position, assets and liabilities of such Person as of the respective dates thereof and the results of operations and cash flows of such Person for the respective periods then ended.

                 2.5. Litigation;  Government Regulation.  There are no actions, suits or proceedings pending or threatened against or affecting the Borrower or Metro-Tel at law or in equity before any court or administrative officer or agency which, if adversely determined as to Borrower or Metro-Tel, could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor Metro-Tel is in violation of or in default under any applicable statute, rule, order, decree, writ, injunction or regulation of any governmental body (including any court), the violation of which could reasonably be expected to have a Material Adverse Effect.

                 2.6. Agreements, Etc. Neither Borrower nor Metro-Tel is a party to any agreement or instrument or subject to any court order, governmental decree or any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor Metro-Tel is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, or any law, regulation, decree, order or the like which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred.

                 2.7. Authorizations. All authorizations, consents, approvals and licenses required under applicable law or regulation for the ownership or operation of the property owned or operated by the Borrower or Metro-Tel or for the conduct of any business in which the Borrower or Metro-Tel is engaged have been duly issued and are in full force and effect, and neither the Borrower nor Metro-Tel is in default, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default, under any of the terms or provisions of any part thereof, or under any order, decree, ruling, regulation or other decision or instrument of any governmental commission, bureau or other administrative agency or public regulatory body having jurisdiction over the Borrower or Metro-Tel, which default is reasonably likely to have a Material Adverse Effect. Except as noted herein, no approval, consent or authorization of, or filing or registration with, any governmental commission, bureau or other regulatory authority or agency is required with respect to the execution, delivery or performance of any Loan Document by the Borrower or Metro-Tel.

                 2.8. Title; Collateral. The Borrower and/or Metro-Tel has good title to the Collateral and to all of the assets set forth in the financial statements most recently delivered to the Lender (except Inventory sold since the date of such financial statements in the ordinary course of business), free and clear of all Liens, except Permitted Liens. The Borrower and Metro-Tel alone have full ownership rights in all Collateral, subject only to Permitted Liens. The Liens granted to the Lender herein and pursuant to any other Security
Agreement (a) constitute and, as to subsequently acquired property, will constitute, Liens under applicable law including, without limitation, the Code, entitled to all of the rights, benefits and priorities provided by applicable law including, without limitation, the Code and (b) are, and as to such subsequently acquired property will be, first priority, fully perfected, superior and prior to the rights of all third persons, now existing or hereafter arising, subject only to Permitted Liens. All of the Collateral is intended for use solely in the Borrower's and Metro-Tel's business. Except as set forth on
Schedule 2.8, no Affiliate of Borrower or Metro-Tel has any interest in any assets used in Borrower's or Metro-Tel's business.

                 2.9. Location and Names. The chief executive office and principal place of business of the Borrower and of Metro-Tel, where their respective business records are located, is the address designated for notices in Section 9.4 and at 250 South Milipitas Boulevard, Milipitas, California 95035, respectively. Neither Borrower nor Metro-Tel has any other places of business, except as shown on Schedule 2.9. Neither the Borrower, nor Metro- Tel has, during the past five years, been known as or used any other corporate, fictitious or trade names or been the subject of any bankruptcy or similar proceeding.

                 2.10. Taxes. Neither the Borrower nor Metro-Tel is delinquent in the payment of any taxes which have been levied or assessed by any governmental authority against it or its assets. The Borrower and Metro-Tel have timely filed all tax returns which are required by law to be filed, and have paid all taxes and all other assessments or fees levied upon the Borrower or Metro-Tel or upon their respective properties to the extent that such taxes, assessments or fees have become due. No controversy in respect of taxes is pending or, to the knowledge of the Borrower, threatened against the Borrower or Metro-Tel. The Borrower and Metro-Tel have paid all withholding, FICA and other payments required by federal, state or local governments with respect to any wages paid to employees.

                 2.11. Labor Law Matters. None of Borrower's or Metro-Tel's employees is a member of a labor union, and neither the Borrower nor Metro-Tel is a party to or otherwise bound by, or threatened with any labor or collective bargaining agreement. None of the Borrower's or Metro-Tel's employees is known to be engaged in organizing any labor union or other employee group that is seeking recognition as a bargaining unit. No goods or services have been or will be produced by the Borrower or Metro-Tel in violation of any applicable labor laws or regulations or in violation of any minimum wage, wage-and-hour or other similar laws or regulations. Neither the Borrower nor Metro-Tel is subject to any material labor dispute.

                 2.12. Accounts. Each Account, instrument, Chattel Paper and other writing constituting any portion of the Collateral is (a) genuine and enforceable in accordance with its terms except for such limits thereon arising from bankruptcy and similar laws relating to creditors' rights; (b) not subject to any defense, setoff, claim or counterclaim of any nature against the Borrower or Metro-Tel except (i) for claims not exceeding $50,000 in the aggregate incurred in the ordinary course of business or (ii) as to which the Borrower has notified the Lender in writing; and (c) not subject to any other circumstances that would impair the validity, enforceability or amount of such Collateral except as to which the Borrower has notified the Lender in writing. Each Account and all Inventory included in any Advance Request or Borrowing Base Certificate or calculation delivered to Lender as an Eligible Account or Eligible Inventory meets and will meet all requirements of an Eligible Account or Eligible Inventory, as the case may be.

                 2.13. Use and Location of Collateral. The Collateral is located only, and shall at all times be kept and maintained only, at the Borrower's or Metro-Tel's location or locations as described on Schedule 2.9, which are (i) owned and operated by the Borrower or Metro-Tel (and for each of which a mortgagee's waiver has been delivered in accordance with Section 4.1(f)), or (ii) leased and operated by the Borrower or Metro-Tel (and for each of which a landlord's lien waiver has been delivered in accordance with Section 4.1(f)).

                 2.14. Judgment Liens. Neither the Borrower nor Metro-Tel nor any of their assets is subject to any unpaid judgments (whether or not stayed) or any judgment liens in any jurisdiction.

                 2.15. Intent and Effect of Transactions; Borrower's Solvency. This Agreement and the transactions contemplated herein are not made or incurred with intent to hinder, delay or defraud any Person to whom the Borrower or Metro-Tel has been, is now, or may hereafter become indebted. The Borrower and Metro-Tel are Solvent. After giving effect to this Agreement, and the transactions contemplated hereby (including the uses of proceeds permitted by this Agreement), the Borrower and Metro-Tel will be Solvent and will not be left with an unreasonably small capital with which to engage in their businesses or in any businesses or transactions in which Borrower or Metro-Tel intend to engage. This Agreement is not entered into with the intent to incur, or with the belief that the Borrower or Metro-Tel would incur, debts that would be beyond Borrower's or Metro-Tel's ability to pay as such debts mature.

                 2.16. Subsidiaries. Borrower has no Subsidiaries. Other than Borrower, Metro-Tel has no Subsidiaries.

                 2.17. Hazardous Materials. Except as disclosed on Schedule 2.17, the Borrower's and Metro-Tel's properties and improvements thereon have not in the past been used, are not presently being used, and will not in the future be used for, nor does the Borrower or Metro-Tel engage in, the handling, storage, manufacture, disposition, processing, transportation, use or disposal of hazardous or toxic materials, in any such instance in violation of applicable environmental laws.

                 2.18. ERISA. Either the Borrower and Metro-Tel have no pension, profit-sharing or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or they have furnished to the Lender true and complete copies of the latest annual report required to be filed pursuant to Section 104 of ERISA, with respect to each employee benefit plan or other plan maintained for employees of the Borrower or Metro- Tel and covered by Title IV of ERISA (a "Plan"), and no Termination Event (as hereinafter defined) with respect to any Plan has occurred and is continuing and no fact exists which might constitute grounds for a Termination Event or for the appointment of a trustee to administer any such plan. For the purposes of this Agreement, a "Termination Event" means a "reportable event" as defined in Section 4043(b) of ERISA ("Reportable Event"), or the filing of a notice of intent to terminate under Section 4041 of ERISA. Neither the Borrower nor Metro-Tel has any unfunded liability with respect to any such Plan. No "prohibited transaction" (as defined under ERISA) has occurred with respect to any such Plan. Each such Plan has been administered in accordance with ERISA and the Code.

                 2.19.   Investment   Company  Act.  Neither  the  Borrower  nor
Metro-Tel is an "investment company" as defined in the Investment Company Act of 1940, as amended.

                 2.20. Use of Proceeds. The Loans shall be used solely to repay outstanding indebtedness to Lender and to finance working capital.

                 2.21. Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of the Borrower or Metro-Tel with any customer or any group of customers whose purchases individually or in the aggregate are material to the business of the Borrower or Metro-Tel, or with any material supplier.

                 2.22. Maintenance of Business and Properties. Each of Borrower and Metro-Tel shall at all times maintain, preserve and protect its property used or useful in the conduct of its business, and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all material needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be conducted properly and in accordance with standards generally accepted in businesses of a similar type and size at all times, and maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business.

                 2.23. Full Disclosure. The Loan Documents, together with the statements furnished by or on behalf of the Borrower or Metro-Tel to the Lender in connection with the Loan Documents do not, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. To the Borrower's knowledge, there is no fact which the Borrower has not disclosed to the Lender in writing which might reasonably be expected to have a Material Adverse Effect.

         3.      Loans.

                 3.1.      Advances of Loans.

                           (a) Advance of Term Loan.  Upon the terms and subject
to the conditions of this Agreement and the other Loan Documents, and provided there has not occurred a Default or Event of Default, the Lender agrees to make a term loan (the "Term Loan") to the Borrower on the Closing Date, in the principal amount of $2,400,000. The Lender will disburse the proceeds of the Term Loan to the Borrower in accordance with written instructions furnished to the Lender by the Borrower on or before the Closing Date.

                           (b) Advance of Revolving Credit Loans. Upon the terms
and subject to the conditions of this Agreement and the other Loan Documents, and provided there has not occurred a Default or Event of Default and Lender has not demanded repayment of the Revolving Credit Loans (as defined herein) (and provided a Default or Event of Default would not occur as a result of the making of a Revolving Credit Loan), from time to time upon the request of the Borrower until the Revolving Credit Loan Maturity Date, upon Lender's receipt from Borrower of an Advance Request, the Lender may in its discretion make revolving credit loans ("Revolving Credit Loans") to Borrower, up to a total principal amount not at any time to exceed the Borrowing Base less all Letter of Credit Obligations less the total value of outstanding Forward and Spot transactions. Upon the terms and subject to the conditions of this Agreement and the other Loan Documents, and provided that there has not occurred a Default or Event of Default and Lender has not demanded repayment of the Revolving Credit Loans, the outstanding principal balance of the Revolving Credit Loans may increase and decrease from time to time, and Advances thereunder may be repaid and reborrowed, so long as the total principal balance of all outstanding Revolving Credit Loans does not at any time exceed the Borrowing Base less all Letter of Credit Obligations less the total value of outstanding Forward and Spot transactions. Should there occur any overdraft of any deposit account maintained by the Borrower with the Lender, the Lender may, at its option, disburse funds (whether or not in excess of the Borrowing Base) to eliminate such overdraft and such disbursement shall be deemed an advance of Revolving Credit Loan proceeds hereunder entitled to all of the benefits of the Loan Documents. Nothing herein shall be deemed an authorization of or consent to the creation of an overdraft in any account or create any obligations on the part of the Lender. The Borrower shall immediately repay to the Lender any amount by which the principal amount of Revolving Credit Loans outstanding exceeds the Borrowing Base less all Letter of Credit Obligations less the total value of outstanding Forward and Spot transactions. All Advances, whether or not in excess of the Borrowing Base shall be part of the Revolving Credit Loans and Indebtedness, shall bear interest as provided herein, shall be payable in accordance herewith and shall be entitled to all rights and security provided for herein and in the other Loan Documents. In determining the Borrowing Base, the Lender shall have the right from time to time upon notice to the Borrower to establish and re-establish such reserves as it deems appropriate in its sole credit judgment.

                 NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, BORROWER SHALL REPAY ALL REVOLVING CREDIT LOANS IN FULL IMMEDIATELY UPON DEMAND OF LENDER, REGARDLESS OF WHETHER ANY DEFAULT OR EVENT OF DEFAULT HAS OCCURRED OR IS CONTINUING.

 3.2 The Notes. The obligation of the Borrower to repay (i) the Term Loan shall be evidenced by the term note in the form of Exhibit C hereto (the "Term Note") and, (ii) the Revolving Credit Loan shall be evidenced by the revolving credit note in the form of Exhibit D hereto (the "Revolving Credit Note"); in each instance duly executed by the Borrower, dated the Closing Date and payable to the order of the Lender.

                 3.3 Notice and Manner of Borrowing. Upon the terms and subject to the conditions hereof, Borrower shall give Lender irrevocable written notice ("Advance Request") of each proposed Advance or rate conversion not later than 11:00 a.m., Miami time, (i) on the same Business Day as such proposed borrowing or rate conversion to a Prime Rate Loan or a LIBOR Market Index Rate Loan and
(ii) at least two Business Days before each proposed Advance or rate conversion to a LIBOR Loan. Each such notice shall include or be accompanied by a Borrowing Base Certificate and specify (i) the date of such Advance or rate conversion, which shall be a Business Day, (ii) the amount to be Advanced or converted,
(iii) the type of Loan (i.e., Prime Rate Loan, LIBOR Loan or LIBOR Market Index Rate Loan) selected, (iv) for LIBOR Loans, that the LIBOR Period shall be for a period of one month, and (v) containing such other information as Lender shall reasonably request. Advance Requests received after 11:00 a.m. shall be deemed received on the next Business Day. Once delivered, any Advance Request shall be irrevocable. All obligations hereunder and under the other

Loan Documents shall constitute one general obligation of the Borrower. All outstanding Revolving Credit Loans shall either be Prime Rate Loans or LIBOR Market Index Rate Loans (but not both at any time) and the Term Loan shall either be a Prime Rate Loan or a LIBOR Loan (but not both at any time), all as elected by Borrower as provided herein. When the Prime Rate is selected, it shall be adjusted daily as applicable to reflect the Prime Rate and the Prime Rate shall continue to apply until another interest rate option is selected pursuant to the terms hereof. When the Adjusted LIBOR Market Index Rate is selected, it shall be adjusted daily as applicable to reflect the LIBOR Market Index Rate and the Adjusted LIBOR Market Index Rate shall continue to apply until another interest rate option is selected pursuant to the terms hereof. When the Adjusted LIBOR Rate is selected, such rate shall be fixed for the LIBOR Period and shall apply for successive LIBOR Periods at the then prevailing successive rate until another interest rate option is selected pursuant to the terms hereof. A LIBOR Loan may only be repaid, converted or renewed at the end of the LIBOR Period. All Loans shall initially be Prime Rate Loans unless otherwise requested by Borrower.

                 3.4.      Interest.

                           (a) Generally. All interest accrued on any Loan shall
be due and payable on each date when all or any amount of the unpaid principal balance of such Loan shall be due (whether by maturity, optional or mandatory prepayment, acceleration or otherwise). Interest on all Loans shall also be due and payable in arrears on the earlier of the first Business Day of each month or the end of the applicable LIBOR Period, if any. Except as otherwise expressly provided herein, interest on Revolving Credit Loans shall be payable at a rate per annum equal to the Prime Rate or the Adjusted LIBOR Market Index Rate, as selected by Borrower in the manner set forth herein. Except as otherwise expressly provided herein, interest on the Term Loan shall be payable at a rate per annum equal to the Prime Rate of Adjusted LIBOR, as selected by Borrower in the manner set forth herein.

                           (b) Restrictions on LIBOR Loans.  Notwithstanding any
provision to the contrary set forth herein, the right of Borrower to elect to have LIBOR Loans outstanding shall be subject to the following restrictions:

                                    (i) no advance, renewal or continuation of a
         LIBOR Loan upon the expiration of a LIBOR Period shall be permitted during the continuation of a Default or an Event of Default and upon the occurrence and during the continuance of any Default or Event of Default, all LIBOR Loans then outstanding shall immediately and automatically bear interest at the Default Rate;

                                    (ii)   anything   herein  to  the   contrary
         notwithstanding, if Lender determines that quotations of interest rates for deposits are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for LIBOR Loans or LIBOR Market Index Rate Loans under this Agreement, or that the rate of interest referred to in the definition of LIBOR Rate or LIBOR Market Index Rate does not accurately cover the cost to Lender incurred in making or maintaining such LIBOR Loans or LIBOR Market Index Rate Loans, then Lender shall give Borrower prompt notice thereof, and so long as such condition remains in effect, Lender shall be under no obligation to make further LIBOR Loans or LIBOR Market Index Rate Loans and all Loans shall thereafter bear interest at the Prime Rate (or if an Interest Rate Swap Agreement has been executed, at the floating rate payable by Lender thereunder with respect to the amount covered thereby);

                                    (iii) if, at any time,  a new or a  revision
         of any existing law or interpretation or administration (including reversals) thereof by any applicable governmental authority, central bank or comparable agency imposes, increases or modifies any reserve or similar requirement against assets, deposits or other charges (except taxes on Lender's net income), and any of the foregoing increases the cost to Lender of maintaining any LIBOR Loan or reduces the amount of any sum received or receivable by Lender in connection with any LIBOR Loan, then upon notice to Borrower, the Term Loan shall bear interest at the Adjusted LIBOR Market Index Rate; and

                                    (iv) no LIBOR Loan shall have a LIBOR Period
         extending beyond the term Loan Maturity Date.

                           (c)  Additional  Payments for LIBOR  Loans.  Borrower
shall pay to Lender such amount as Lender determines shall be sufficient to compensate Lender for any loss, cost or expense incurred as a result of any payment of a LIBOR Loan on a date other than the last day of the LIBOR Period for such LIBOR Loan. Any such payment shall include, without limitation, an amount equal to (X) any loss sustained by Lender as a result of reinvesting or redeploying any amount prepaid at a rate lower than Lender's cost of match funding such amount, calculated for the period consisting of the remainder of the relevant LIBOR Period or (Y) any direct breakage or unwinding costs resulting from the liquidation of deposits that match funded any amount not borrowed for the duration of the relevant LIBOR Period. Lender's determination of any such amounts, as specified in Lender's notice to Borrower, shall be conclusive.

                 3.5 Repayment of Loans. The principal amount of the Loans shall be repaid as follows:

                           (a) Term Loan.  Borrower  shall  repay the  principal
amount of the Term Loan in consecutive monthly installments of $40,000 on the first day of each month, commencing on January 1, 1999. Notwithstanding anything to the contrary set forth herein, the entire remaining unpaid principal balance of Term Loan shall be repaid on the earlier of the Term Loan Maturity Date or the date upon which Borrower's obligations hereunder have been accelerated upon the occurrence of an Event of Default.

                           (b) Revolving Credit Loans.  Borrower shall repay the
entire principal amount of all Revolving Credit Loans immediately upon the earliest of (i) the Revolving Credit Loan Maturity Date, (ii) the acceleration of Borrower's obligations hereunder upon the occurrence of an Event of Default,
(iii) at such time and to the extent that the amount of Revolving Credit Loans outstanding exceeds the amount permitted hereby or (iv) upon demand by Lender.

                 3.6. Costs, Fees and Expenses. Costs, fees and expenses which are payable pursuant to this Agreement or any other Loan Document shall be payable by Borrower to Lender or Lender's designee upon written demand by Lender to Borrower. Borrower irrevocably authorizes and directs Lender, at Lender's option, to cause all sums payable hereunder or under any Loan Document to be paid on the date due by charging such payment as a Revolving Credit Loan. Without limiting the generality of the foregoing, all such amounts which are not paid when due hereunder shall be Indebtedness secured by the Collateral and shall bear interest at the Default Rate.


                 3.7. Prepayments. Subject to the terms and conditions of any Interest Rate Swap Agreement, Borrower may prepay any Loan other than a LIBOR Loan in whole at any time or in part from time to time on any Business Day by notifying Lender by 9:00 a.m., Miami, Florida time, on such Business Day, without penalty or premium; provided, however, that

                           (i) each such prepayment shall be accompanied by the payment of accrued interest to the date of such prepayment on the amount prepaid and shall designate whether it is a payment of a Term Loan or a Revolving Credit Loan, and

                           (ii) each partial prepayment of any Term Loan shall be applied to the remaining scheduled payments of principal prepaid in the inverse order of their maturities.

                 Notwithstanding anything to the contrary set forth herein or in any Loan Document, any prepayment will not affect Borrower's obligation to continue making payments in connection with any Interest Rate Swap Agreement, which will remain in full force and effect, notwithstanding such prepayment.

                 3.8       Payments and Computations.

                           (a) The Borrower  shall make each  payment  hereunder
and under the Notes not later than 12:00 noon, Miami, Florida time, on the day when due in lawful money of the United States of America to the Lender at its office at Commercial Loan Payment Center, P.O. Box 740502, Atlanta, Georgia 30374-0502 or such other address as Lender shall designate from time to time.

                           (b) The Borrower hereby authorizes the Lender, if and
to the extent payment is not made when due hereunder or under any Note, to charge from time to time against the Borrower's accounts, if any, with the Lender any amount so due.

                           (c) All computations of interest shall be made by the
Lender on the basis of a year of three hundred sixty (360) days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

                           (d)  Whenever  any  payment to be made  hereunder  or
under any Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

                 3.9.      Facility for Letters of Credit.

                           (a)  Subject  to all of the terms and  conditions  of
this Agreement and the other Loan Documents, and provided there does not then exist a Default or Event of Default and provided that no Default or Event of Default would result from the issuance of a Letter of Credit, the Lender will issue, upon the Borrower's written request therefor, from time to time on and after the Closing Date until the Revolving Credit Loan Maturity Date or demand by Lender of repayment of the Revolving Credit Loans, Trade Letters of Credit for the account of the Borrower, upon the execution of such documents and agreements as Lender shall require. In no event shall Letter of Credit Obligations outstanding at any time hereunder exceed $1,000,000 in the aggregate. Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, Lender shall be under no obligation to issue any Letter of Credit on the Borrower's behalf if, after giving effect to the requested issuance, the sum of outstanding Revolving Credit Loans plus all Letter of Credit Obligations plus the total value of outstanding Forward and Spot transactions would exceed the Borrowing Base.

                           (b)  Notwithstanding  anything  to the  contrary  set
forth in this Section 3.9, Lender shall be under no obligation to issue any Letter of Credit having a maturity date or expiry date which is later than the Revolving Credit Loan Maturity Date or which is payable in a currency other than United States Dollars, Italian Lira or Euro-currency (at such time Lender issues letters of credit generally in Euro-currency).

                           (c) In the event that  Lender  shall make any payment
on, or pursuant to, any Letter of Credit, the Borrower shall be obligated to, following notice of such payment by Lender, immediately reimburse Lender for any such payment. If the Borrower does not reimburse Lender on the same day that Lender provides such notice, the Lender shall have the right (but not the obligation) to make a Revolving Credit Loan in an amount equal to such unreimbursed portion of such payment; and if Lender elects not to make such advance of a Revolving Credit Loan, the entire unreimbursed amount and fees and costs shall continue to be Indebtedness secured by the Collateral and shall accrue interest at the Default Rate.

                           (d)  In  the   event   that  any   Letter  of  Credit
Obligations, whether or not then due and payable, shall for any reason be outstanding on the date Lender demands repayment of the Revolving Credit Loans or the Revolving Credit Loan Maturity Date, the Borrower will either (i) provide the Lender with a letter of credit or other guaranty of payment for all then outstanding Letters of Credit issued by Lender, satisfactory to the Lender in its discretion, or (ii) pay to the Lender for the account of Lender cash in an amount equal to the maximum amount then available to be drawn under such Letters of Credit and fees and costs. All funds delivered to the Lender pursuant to this subsection (d) shall be held by Lender for the account of the Borrower.

                           (e) The  Borrower  shall comply with all of the terms
and conditions imposed upon the Borrower under each Letter of Credit Agreement executed by Borrower.

                           (f) In the event of the Borrower's  failure to pay to
the Lender, upon demand, the total amount of liabilities incurred or sums paid by the Lender in connection with any such Letter of Credit, the Lender shall, in addition to its rights under the UCC of the State of Florida and under this Agreement, be fully subrogated to the rights of any Beneficiary of the Letters of Credit with respect to any obligation of the Borrower to such Beneficiary discharged with the proceeds of any Letter of Credit.

                           (g) The  Borrower  hereby  unconditionally  agrees to
reimburse the Lender for the total amount of the sums paid by Lender in connection with the issuance of any Letters of Credit or any additional or further liability which may accrue against Lender in connection with the same.

                           (h) The  Borrower  hereby  unconditionally  agrees to
indemnify the Lender and hold the Lender harmless from any and all losses, claims or liabilities arising from any transactions or occurrences relating to Letters of Credit issued for the Borrower's account, and all obligations incurred in connection therewith, including any loss or claim due to any action taken or omitted by any Beneficiary thereof. The Borrower's unconditional obligation to the Lender shall not be modified or diminished for any reason or in any amount whatsoever. The Borrower agrees that any action taken by the Lender in connection with a Letter of Credit, if taken in good faith, shall be binding upon the Borrower and shall not impose any resulting liability on the Lender.

                           (i) In the event that this  Agreement  is  terminated
for any reason by the Borrower or the Lender as herein provided, the Lender demands repayment of the Revolving Credit Loans or there are any Letter of Credit Obligations outstanding on the Business Day prior to the Revolving Credit Loan Maturity Date, the Lender shall be entitled to charge immediately the Borrower's Revolving Credit Loan account hereunder or any of its other accounts with the full amount of any outstanding Letter of Credit Obligations, whether the Borrower's obligations with respect thereto are absolute or contingent at any time. All funds related to such charge shall be held by Lender to be applied against Indebtedness. The Lender shall also be entitled to hold an amount which the Lender may deem reasonably necessary to cover possible claims under any outstanding Letters of Credit unless and until the Lender is supplied with an indemnity reasonably satisfactory to it with respect to any possible liability under such Letters of Credit or a release of its liabilities thereunder.

                          (j) As additional  consideration for Lender's issuing
Letters of Credit for the account of Borrower, Borrower agrees to such fees and costs in connection therewith as Lender specifies.

                           (k) All Trade  Letters  of Credit  shall be used only
for the purpose of supporting Borrower's obligations with respect to the purchase of Inventory or for any other purpose approved in writing by Lender.

                 3.10.     Facility for Foreign Exchange.

                           (a)  Subject to all of the terms and  conditions  set
forth in this Agreement and the other Loan Documents and provided that there does not then exist a Default or Event of Default and provided that no Default or Event of Default would result from the Lender's purchase of foreign exchange for Borrower, the Lender shall, upon Borrower's written request, purchase foreign exchange (the "Foreign Exchange Subfacility") for the Borrower's use from time to time on and after the Closing Date and until the Revolving Credit Loan Maturity Date, upon Borrower's execution of such documents and agreements as Lender may request.

                           (b) The Borrower  may request that the Lender  engage
in spot foreign exchange ("Spot") for a value in U.S. Dollars for the purpose of hedging currency exposure in connection with the Borrower's import activities. In addition, the Borrower may request that the Lender enter into forward foreign exchange contracts ("Forward") to hedge currency exposure in connection with the Borrower's import activities. The amount of Spot and Forward contracts shall not exceed on any given day or in the aggregate at any time the amount agreed to in writing by Borrower and Lender. Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, Lender shall be under no obligation to enter into any Spot or Forward transactions on Borrower's behalf if, after giving effect to the requested transaction, the sum of outstanding Revolving Credit Loans plus all Letter of Credit Obligations plus the total value of outstanding Forward and Spot transactions would exceed the Borrowing Base.

                           (c) Obligations under Spot transactions  shall be due
and payable by Borrower in U.S. Dollar or foreign currency equivalent, whichever the case may be, within two Business Days from the date Borrower buys the Spot foreign exchange (the "Spot Value Date"). Obligations under Forward transactions shall be due and payable by the Borrower in U.S. Dollar or foreign currency equivalent, whichever the case may be, on or prior to the maturity date of the respective contract (the "Forward Value Date"). The Spot Value Date and the Forward Value Date shall be collectively referred to hereinafter as the "Value Date".

                           (d)  The   Borrower   hereby  gives  the  Lender  the
authority to make Revolving Credit Loans for all amounts due under the Spot or Forward transaction on the Value Date.

                           (e)  In  the  event  that  any  Spot  or  Forward  is
outstanding on the Revolving Credit Loan Maturity Date, the Borrower will provide or pay to the Lender for any settlement of outstanding Spot or Forwards either of the following: (i) a standby letter of credit acceptable to the Lender or other guaranty of payment acceptable to the Lender; or (ii) cash funds to be directed into an escrow account. The amount required of the Borrower in (i) and
(ii) shall be determined by Lender. Such determination shall be the maximum amount sufficient for any settlement of outstanding Spot or Forwards engaged in or entered into with the Borrower.

                           (f) The Borrower agrees that Lender's  internal books
and records, and any other documents required by Lender to evidence such indebtedness shall be conclusive evidence (absent manifest error) with respect to all repayments and repayment dates and of the Borrower's indebtedness to Lender under the Foreign Exchange Subfacility.

                           (g) The  Borrower  hereby  unconditionally  agrees to
indemnify the Lender and hold the Lender harmless from any and all losses, claims or liabilities arising from any transactions or occurrences relating to the Foreign Exchange Subfacility, including any loss or claim due to any action taken or omitted by any third party which is not an Affiliate of the Lender. The Borrower's unconditional obligation to the Lender shall not be modified or diminished for any reason or in any amount whatsoever. The Borrower agrees that any action taken by the Lender in connection with the Foreign Exchange Subfacility, if taken in good faith, shall be binding upon the Borrower and shall not impose any resulting liability on the Lender. The Borrower specifically acknowledges and agrees that all transactions hereunder shall be undertaken solely on the order of, and at and for the risk of the Borrower. The Borrower further acknowledges and understands that Lender may engage in similar transactions for its own account or provide similar facilities for its own customers. The Borrower recognizes and acknowledges that Lender may, to the extent permitted by law, engage in transactions and take action for its own account or in the performance of its duties to other customers, which transactions or action may differ from the transactions engaged in, or the action taken (including, without limitation, the timing and nature of such transaction or action) with respect to the Borrower's account. Nothing in this Agreement shall be deemed to impose upon Lender any obligation to cause to be engaged in, for the Borrower's account or the account of any other customer, any transaction which Lender may engage in for its own account or recommend for the account of any other customer.

         4.      Conditions Precedent to Borrowing.

                 4.1. Advance. In addition to any other requirement or condition precedent set forth herein, Lender shall not be required to make the initial advance on any Loan or issue the initial Letter of Credit, unless and until, in the sole discretion of Lender, each of the following conditions shall have been satisfied:

                           (a) Loan Documents. The Borrower and each other party
to any Loan Documents, as applicable, shall have executed and delivered this Agreement, any Interest Rate Swap Agreement, the Letter of Credit Agreement, the Term Note, the Revolving Credit Note, the Guaranty, any subordination agreements, all Forms UCC- 1, the Notes and other required Loan Documents, all in form and substance satisfactory to the Lender.

                           (b)  Opinion  of  Counsel.   The  Lender  shall  have
received the opinion of counsel for each of the Borrower and Metro-Tel, as to the transactions contemplated by this Agreement and the Merger Agreement, in form and substance satisfactory to the Lender.

                           (c) Supporting Documents. The Borrower shall cause to
be delivered to the Lender the following documents:

                                    (i) A copy of the Articles or Certificate of
                 Incorporation of Metro-Tel and the Borrower and a good standing certificate of the Borrower and Metro-Tel, certified by the appropriate official of such corporation's state of incorporation and each state in which such corporation is qualified to do business;

                                    (ii) Bylaws of the Borrower  and  Metro-Tel,
                 certified by an officer thereof;

                                    (iii)  Incumbency  certificate and certified
                 resolutions of the board of directors of the Borrower and Metro-Tel authorizing the execution, delivery and performance of the Loan Documents;

                                    (iv) UCC-11 searches and other Lien searches
                 showing no existing Liens on the Collateral other than the Liens of the Lender and Permitted Liens, or except as approved by the Lender in its sole and absolute discretion;

                                    (v) a letter to Borrower's  and  Metro-Tel's
                 independent accountants, in form and substance satisfactory to the Lender, authorizing such

                accountants  to  disclose   information  with  respect  to  the
                 Borrower and Metro-Tel to the Lender; and

                                    (vi) a copy of the executed Merger Agreement
                 and all documents and agreements executed in connection therewith, all certified as true and complete copies by an officer of Borrower.

                           (d)  Insurance.  The Borrower shall have delivered to
the Lender  satisfactory  evidence  of  insurance  meeting the  requirements  of
Section 5.3.

                           (e) Perfection of Liens.  UCC-1 financing  statements
executed by the Borrower and Metro-Tel shall have been duly executed and delivered to Lender in a form appropriate for recordation or filing in the manner and places required by law to establish, preserve, protect and perfect the interests and rights created or intended to be created by this Agreement and any other Security Agreement; and all taxes, fees and other charges in connection with the execution, delivery and filing of this Agreement, each Security Agreement and the financing statements shall duly have been paid.

                           (f)  Landlord's  Waivers;  Mortgagee's  Waivers.  The
Lender shall have received, in form and content satisfactory to Lender (i) waivers from all lessors that might have landlord's Liens on any Collateral and
(ii) waivers from all mortgagees of the Borrower's and Metro-Tel's premises in which any Collateral is located.

                           (g) Swap Agreement.  The Borrower shall have executed
and delivered to the Lender the Interest Rate Swap Agreement, if the Borrower desires to do so.

                           (h) Taxes and  Expenses.  All  taxes,  fees and other
charges in connection with the execution, recordation, filing, registration and delivery hereof shall have been paid.

                           (i) Merger. The merger ("Merger") contemplated by the
Agreement and Plan of Merger, dated as of July 1, 1998, to which Borrower and Metro-Tel are parties ("Merger Agreement") shall have been consummated in a manner and on terms and conditions satisfactory to Lender.

                           (j) Commitment  Fee and Expenses.  Borrower shall pay
Lender at closing a (i) commitment fee of $14,500, (ii) all reasonable costs and expenses incurred by Lender in connection herewith and (iii) a $450 out-of-state closing fee.

                           (k) Interim  Financial  Statements.  The most current
interim financial statements of Borrower and Metro-Tel shall have been delivered to Lender and shall be satisfactory to Lender.

                           (l) SEC Filings.  All of Metro-Tel's filings with the
Securities and Exchange Commission since January 1, 1998 shall have been received by and shall be satisfactory to Lender.

                           (m) Trade  References.  Metro-Tel shall have provided
such trade and credit references to Lender as Lender shall request, which shall be satisfactory to Lender.

                 4.2. Conditions Precedent to Each Advance of a Loan or Issuance of a Letter of Credit or Purchasing Forward Exchange. In addition to any other requirement or condition precedent set forth herein, Lender shall not be required to make any advance of any Loan or issue any Letter of Credit or enter into any Spot or Forward transaction unless and until, in the sole discretion of Lender, each of the following conditions shall have been satisfied:

                           (a)  Prior  Conditions.   At  or  prior  to  Closing,
Borrower shall have satisfied (i) all conditions precedent set forth in Section 4.1, and (ii) all conditions precedent set forth elsewhere in this Agreement and in any other Loan Document.

                           (b) Advance Request. Borrower shall have delivered to
the Lender an Advance Request and Borrowing Base Certificate and other information, in such form and containing such information as Lender shall request.

                           (c) No Default.  No Default or Event of Default shall
have occurred or will occur upon the making of the advance or the issuance of the Letter of Credit in question and Borrower shall have delivered to Lender an officer's certificate to such effect, which may be incorporated in the advance request.

                           (d)  Correctness  of  Representations  and Compliance
with Covenants. All representations and warranties made by Borrower and each Guarantor herein or otherwise in writing in connection herewith shall be true and correct in all material respects (except where such representations and warranties are subject to a materiality caveat, in which case they shall be true and correct in all respects, and except where such representations and warranties are made as of a particular date, in which case, they shall be true and correct as of such date) with the same effect as though the representations and warranties had been made on and as of the proposed Advance Date, and Borrower and each Guarantor shall have delivered to Lender an officer's certificate to such effect, which may be incorporated in the Advance Request.

Borrower and each Guarantor shall have complied in all material respects (except where such covenants are subject to a materially caveat, in which case they shall have been complied with in all respects) with all of its covenants and agreements set forth in any Loan Document, and Borrower and each Guarantor shall have delivered to Lender an officer's certificate to such effect, which may be incorporated in the Advance Request.

                           (e)  No  Injunction,   Etc.  No  action,  proceeding,
investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby, or which, in the Lender's reasonable discretion, would make it inadvisable to consummate any transactions contemplated by this Agreement.

                           (f) No  Adverse  Change.  There  shall  have  been no
material adverse change in the management, business, operations, condition, assets or prospects of the Borrower or Metro-Tel from such condition as it existed on the date of the most recent financial statements of such Person delivered to the Lender prior to the date hereof, and no Material Adverse Effect shall have occurred.

                           (g) Further Assurances. Borrower shall have delivered
such further documentation, opinions, certificates, agreements and assurances as Lender may reasonably require.

                 4.3. Waiver of Conditions Precedent. If the Lender makes any Loan or issues any Letter of Credit or enters into any Forward or Spot transaction hereunder prior to the fulfillment of any of the conditions precedent set forth in this Section 4, the making of such Loan or the issuance of such Letter of Credit shall constitute only an extension of time for the fulfillment of such condition and not a waiver thereof, and the Borrower shall thereafter fulfill each such condition promptly.

         5. Covenants of the Borrower. The Borrower covenants and agrees that from the date hereof and until payment in full of the Indebtedness unless the Lender shall otherwise consent in writing, the Borrower covenants and agrees as follows:

                 5.1. Use of Loan Proceeds. The proceeds of the Loans shall be used only for the purposes permitted herein and Borrower shall furnish the Lender all evidence that it may require with respect to such use.

                 5.2. Maintenance of Business and Properties. Borrower and Metro-Tel shall at all times maintain, preserve and protect all Collateral and all the remainder of their respective properties used or useful in the conduct of their respective business, and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all material needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be conducted properly and in accordance with standards generally accepted in businesses of a similar type and size at all times, and maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of their respective businesses.

                 5.3. Insurance. Borrower and Metro-Tel shall maintain and pay for insurance upon all Collateral, wherever located, and otherwise covering casualty, hazard, workers' compensation, business interruption, public liability and such other risks (as is customary in the businesses in which Borrower and Metro-Tel are engaged) and in such amounts and with such insurance companies as shall be reasonably satisfactory to the Lender and in compliance with law. The Borrower and Metro-Tel shall deliver such certificates of insurance to the Lender with loss payable endorsements naming the Lender as loss payee thereunder in form reasonably satisfactory to the Lender. Borrower and Metro-Tel shall maintain and pay for insurance in such amount, with such companies and in such form as shall be reasonably satisfactory to the Lender insuring the Borrower and Metro-Tel against any claims, suits, loss or damages suffered by any Person on any property owned or leased by the Borrower and Metro-Tel and against such other casualties and contingencies as is customary in the business in which the Borrower or Metro-Tel is engaged, and deliver such certificates of insurance to the Lender with satisfactory endorsements naming the Lender as additional insured thereunder. Each policy of insurance shall contain a clause requiring the insurer to give not less than thirty (30) days' prior written notice to the Lender before any cancellation of the policies for any reason whatsoever and a clause that the interest of the Lender shall not be impaired or invalidated by any act or neglect of the Borrower or Metro-Tel or the owner of the property nor by the occupation of the premises wherein such property is located for purposes more hazardous than are permitted by said policy. The Borrower hereby directs all insurers under such policies of insurance on the Collateral to pay all proceeds payable thereunder directly to the Lender following an Event of Default. The Borrower hereby irrevocably makes, constitutes and appoints the Lender (and all officers, employees or agents designated by the Lender) as the Borrower's true and lawful attorney (and agent-in- fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of the Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance; provided, however, that such power shall not be used until after the occurrence of and during the continuation of an Event of Default. Prior to the occurrence of an Event of Default, neither the Borrower nor Metro-Tel will make, settle or adjust any material claim without the prior written consent of the Lender, which consent will not be unreasonably withheld. If the Borrower fails to obtain and maintain any of the policies of insurance or to pay any premium in whole or in part, then the Lender may, at the Borrower's expense, without waiving or releasing any obligation or default by the Borrower hereunder, procure the same, but shall not be required to do so. All sums so disbursed by the Lender, including attorneys' fees, court costs, expenses and other charges related thereto, shall be payable on demand by the Borrower to the Lender and shall be additional Indebtedness hereunder secured by the Collateral.

                 5.4. Notice of Default. Borrower shall provide to the Lender immediate notice of (a) the occurrence of a Default or an Event of Default, (b) any material threatened or pending litigation or material changes in existing litigation or any material judgment against it or its assets or any Guarantor or any Guarantor's assets, (c) any material damage or loss to property or material labor controversy with respect to Borrower or any Guarantor, (d) any notice from taxing authorities as to claimed deficiencies or any tax Lien or any notice relating to alleged ERISA violations, (e) any Reportable Event, as defined in ERISA, (f) any rejection, return, offset, dispute, loss or other circumstance reasonably likely to have a material adverse effect on the Collateral (or Lender's Lien or priority therein) or the Borrower or any Guarantor or their respective businesses, operations, conditions, properties or prospects, (g) any loss or threatened loss of material licenses or permits, (h) any notice of any material violation of any law, rule or regulations and (i) the occurrence of any event which is reasonably likely to have a Material Adverse Effect.

 5.5. Inspections. Each of Borrower and Metro-Tel shall permit inspections of the Collateral and the records pertaining thereto, at such reasonable times and in such manner as may be reasonably required by the Lender and shall further permit such inspection, review and audits of its other records and its properties (with such frequency and at such times as the Lender may reasonably request) by the Lender as the Lender may reasonably deem necessary or desirable from time to time. The reasonable cost of such audits, reviews and inspections shall be borne by the Borrower.

                 5.6. Financial Information. Each of Borrower and Metro-Tel shall maintain its books and records in accordance with GAAP and shall furnish to Lender the following periodic information in form reasonably satisfactory to
Lender:

                           (a)  Within  fifty  (50) days after the close of each
fiscal quarter, beginning with the current fiscal quarter, consolidated and consolidating balance sheets of the Borrower and Metro-Tel as of the close of such quarter, and consolidated and consolidating statements of income and cash flows (along with supporting schedules and in detail reasonably acceptable to Lender) for such quarter and for that portion of the fiscal year to date then ended, prepared in accordance with GAAP (subject to ordinary course, non-material audit and year-end adjustments), applied on a basis consistent with that of the preceding period or containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the Chief Financial Officer of the Borrower; and within thirty (30) days after the close of each quarter, beginning with the current quarter, agings of Accounts of Borrower by invoice date (including summary reports as prepared by Borrower) and an inventory listing of Borrower, all in such detail and with such supporting schedules and information as shall be reasonably required by Lender;

                           (b) Within one  hundred  twenty  (120) days after the
close of each fiscal year of the Borrower and Metro-Tel audited consolidated and consolidating balance sheets of the Borrower and Metro-Tel as of the close of such fiscal year and audited consolidated and unaudited consolidating statements of income and retained earnings and cash flows, for the fiscal year then ended, prepared in accordance with GAAP, applied on a basis consistent with the preceding year or containing disclosure of the effect on financial position or results of operation of any change in the application of accounting principles and practices during the year, and (i) accompanied by a report thereon (from Borrower's or Metro-Tel's existing independent certified public accounting firm or another regional or national accounting firm reasonably acceptable to Lender), containing an unqualified opinion, without scope limitations imposed by the Borrower or Metro-Tel, from such firm, and (ii) within thirty (30) days after delivery of the financial statements required under this subsection (b), a copy of each "management letter", if any, from such accountants to the Borrower or Metro-Tel in connection with such accountants' audit and management-prepared financial projections with respect to next fiscal year, in form and detail reasonably acceptable to Lender, along with such supporting schedules and other information and certificates as Lender shall reasonably request.

                           (c)  Concurrently  with the delivery of the financial
statements described in subsection (b) above, a certificate from the firm of independent certified public accountants that in making their examination of the financial statements of the Borrower and Metro-Tel, no knowledge of the occurrence or existence of any Default or any Event of Default, was disclosed by their examination or a statement specifying the nature and period of existence of any such condition or event;

                           (d)  Concurrently  with the delivery of the financial
statements described in subsections (a) and (b) above, a certificate from the Chief Financial Officer of the Borrower certifying to the Lender on behalf of Borrower that to the best of his knowledge, each of the Borrower and Metro-Tel has kept, observed, performed and fulfilled each and every covenant, obligation and agreement binding upon the Borrower or Metro-Tel contained in this Agreement and the other Loan Documents, and that no Default or Event of Default has occurred or specifying any such Default or Event of Default, together with financial covenant compliance worksheet, in form satisfactory to the Lender, reflecting the computation of the financial covenants set forth in Section 5.25 hereof as of the end of the period covered by such financial statements;

                           (e) Upon the  Lender's  written  request,  such other
information about the Collateral or the financial condition and operations of the Borrower as the Lender may from time to time reasonably request. The Lender may reasonably require more frequent rendering of the reports and certificates described in (a) through (d) above.

                           (f)  Simultaneously  with  filing  thereof  with  any
governmental authority, Borrower shall deliver to Lender copies of Borrower's and Metro-Tel's federal, state and local income tax returns, as applicable.

                           (g)  Within 45 days  after  the close of each  month,
beginning with the current month, a Borrowing Base Certificate substantially in the form of Exhibit A ("Borrowing Base Certificate"), along with the latest month-end accounts receivable aging report and within 45 days after the close of each quarter beginning with the current quarter, a current inventory listing, in each case certified as true and correct by Borrower's Chief Financial Officer.

                           (h)  Within  two  Business  Days  after any report or
filing is made with the Securities and Exchange Commission by Metro-Tel, a copy of such report or filing.

                           (i)  Within  two  Business  Days  after  any  written
communication   is   sent   to   Metro-Tel's   shareholders,   a  copy  of  such
correspondence.

                 5.7. Year 2000 Compatibility. Borrower and Metro-Tel shall take all action necessary to assure that Borrower's and Metro-Tel's computer-based systems are able to operate and effectively process data including dates on and after January 1, 2000. At the request of Lender, Borrower shall provide Lender assurance acceptable to Lender of Borrower's and Metro-Tel's year 2000 compatibility.

                 5.8. Liens. Neither Borrower nor Metro-Tel shall create or permit to exist any Liens on any of the Collateral, except Permitted Liens.

                 5.9. Redemptions. Neither Borrower nor Metro-Tel shall purchase, redeem or otherwise acquire any stock or other equity interests; and neither of them shall declare or pay any dividend or distribution that would be reasonably likely to cause Borrower to not comply at any time with Section 5.25.

                 5.10. Merger, Sale, Etc. Each of Borrower and Metro-Tel shall maintain its corporate existence, good standing and necessary qualifications to do business, and shall not, except as expressly agreed to by Lender in writing,
(i) merge or consolidate with or into any Person or acquire all or substantially all of the assets of, or any equity interest of, any Person, (ii) permit any Person to transfer to it, directly or indirectly, any of its issued and outstanding stock or securities (except as permitted in Section 5.11), or (iii) permit the sale, lease, assignment or other disposition of any Collateral or any of its or Metro-Tel's other assets (other than sales of obsolete or worn-out Equipment and sales of Inventory in the ordinary course of business consistent with past practices or other than sales of Equipment for less than $50,000 in the aggregate in any fiscal year).

                 5.11. Loans, Guaranties and Other Investments. Neither Borrower nor Metro-Tel shall make or permit to exist any advances or loans to, or guarantee or become contingently liable, directly or indirectly, in connection with the obligations, leases, stock or dividends of, or own, purchase or make any commitment to purchase any stock, bonds, notes, debentures or other securities of, or any interest in, or make any capital contributions to (all of which are sometimes collectively referred to herein as "Investments"), any Person except for (a) purchases of direct obligations of the federal government,
(b) deposits in commercial banks, (c) commercial paper of any U.S. corporation having at least an A rating by Moody's Investors Service, Inc. or Standard & Poor's Corporation, (d) endorsement of negotiable instruments for collection in the ordinary course of business, (e) advances in the ordinary course of the Borrower's and Metro-Tel's business not in the aggregate in excess of $50,000, or (f) overnight bank repurchase agreements.


                 5.12. Change in Business. Neither Borrower nor Metro-Tel shall, except as expressly agreed to in writing by Lender, enter into any business which is substantially different from the business or businesses in which it is presently engaged.

                 5.13. Accounts. Neither Borrower nor Metro-Tel shall sell, assign or discount any of its Accounts or Chattel Paper or any promissory notes held by it other than the discount of such notes in the ordinary course of business for collection; and Borrower shall notify Lender promptly in writing of any discount, offset or other deductions not shown on the face of an Account of Borrower or Metro Tel invoice in excess of $50,000 and any dispute over any Account in excess of $50,000, and any information known to Borrower relating to any material adverse change in any Account Debtor's financial condition or ability to pay its obligations.

                 5.14.  Transactions  with  Affiliates.  Except  as set forth on
Schedule 5.14, neither Borrower nor Metro-Tel shall, directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate; provided, however, that any acts or transactions prohibited by this Section 5.14 may be performed or engaged in, after written notice to the Lender, if upon terms not less favorable to the Borrower than if no such Affiliate relationship existed.

                 5.15. No Change in Name or Offices; Removal of Collateral. Neither Borrower nor Metro-Tel shall, (a) change its name or the location of its chief executive office or other office where books or records are kept or (b) permit any Inventory or other tangible Collateral to be located at any location other than as specified on Schedule 2.9.

                 5.16. No Sale, Leaseback. Neither Borrower nor Metro-Tel shall enter into any sale-and-leaseback or similar transaction.

                 5.17. Margin Stock. Neither Borrower nor Metro-Tel shall use any proceeds of any Loan to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of Federal Reserve System) or extend credit to others for the purpose of purchasing or carrying any margin stock.

                 5.18. Payment of Taxes, Etc. Neither Borrower nor Metro-Tel shall pay before delinquent all of its debts and taxes except that the Lender shall not unreasonably withhold its consent to nonpayment of taxes being actively contested in good faith and in accordance with law (provided that the Lender may require bonding or other assurances of any amount in excess of $50,000).

                 5.19. Comply with ERISA. Each of Borrower and Metro-Tel shall at all times make prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to any employee benefit plan; promptly after the filing thereof, furnish to the Lender copies of any annual report required to be filed under ERISA in connection with each employee benefit plan; not withdraw from participation in, permit the termination or partial termination of, or permit the occurrence of any other event with respect to any employee benefit plan that could result in liability to the Pension Benefit Guaranty Corporation; notify the Lender as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any employee benefit plan which the Borrower believes might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States district court of a trustee to administer such plan; and furnish to the Lender upon the Lender's request, such additional information about any employee benefit plan as may be reasonably requested.
                5.20. Compliance;  Hazardous Materials.  Except as disclosed on
Schedule 2.17, each of Borrower and Metro-Tel shall comply with all laws, regulations, ordinances and other legal requirements, specifically including, without limitation, ERISA, all securities laws and all laws relating to hazardous materials and the environment. Neither Borrower nor Metro-Tel shall engage in the storage, manufacture, disposition, processing, handling, use or transportation of any hazardous or toxic materials, not in compliance with applicable laws and regulations.

                 5.21.  Subsidiaries.   Neither  Borrower  nor  Metro-Tel  shall
acquire or form any Subsidiary.

                 5.22. Compliance with Assignment Laws. Each of Borrower and Metro-Tel shall, if reasonably required by the Lender, comply with the Federal Assignment of Claims Act and any other applicable law relating to assignment of government contracts and Accounts arising from the performance thereof.

                 5.23. Further Assurances. Each of the Borrower and Metro-Tel shall take such further action and provide to the Lender such further assurances as may be reasonably requested by the Lender to ensure compliance with the intent of this Agreement and the other Loan Documents.

                 5.24. Withholding Taxes. Each of Borrower and Metro-Tel shall pay as and when due all employee withholding, FICA and other payments required by federal, state and local governments with respect to wages paid to employees.

                 5.25. Financial Covenants. Borrower and Metro-Tel shall at all times be in compliance with the following financial covenants:

                           (a) Debt Service  Coverage  Ratio. As of the last day
of each fiscal year of Borrower and Metro-Tel, Borrower shall not permit the ratio of (i) the sum of consolidated net income after tax for the fiscal year then ended plus consolidated depreciation and amortization for the fiscal year then ended less dividends declared or paid by Metro-Tel for the fiscal year then ended to (ii) current maturities of long-term debt (including capitalized leases and excluding Revolving Loans) to be less than 1.25 to 1.0.

                           (b) Leverage. Borrower shall not, at any time, permit
the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth, to exceed 2.0 to 1.0.

                 5.26. Lender Account. Borrower shall, at all times, maintain with Lender its primary operating and depository account including cash management accounts.

                 5.27. Fiscal Year; Accounting Method. Neither Borrower nor Metro-Tel shall change its fiscal year, or change its method of accounting to a method inconsistent with current practices (except for the change of Borrower's fiscal year to that of Metro-Tel's after written notice thereof to Lender).

                 5.28. Default on Other Obligations. Neither Borrower nor Metro-Tel shall default on any material contract or obligation to any other Person nor shall either of them default in the timely and due performance of any material obligation to any other Person relating to indebtedness for borrowed money.

                 5.29. SEC Filing. Metro-Tel shall timely file with the Securities and Exchange Commission all filings and reports required by Sections 12 and 15 of the Securities Act of 1933, as amended, and under applicable law in order for it to continue to be a public company, and no such filings and reports will contain any untrue statement of a material fact or omit a material fact necessary to make the statement made therein not misleading.
5.30. Compliance with Laws. Borrower and Metro-Tel shall, in all material respects, at all times operate their business in accordance with (and otherwise be in material compliance with) all applicable laws, rules and regulations.

                 5.31. Merger Agreement. Without Lender's prior written consent, neither Borrower nor Metro- Tel shall amend or otherwise modify the Merger Agreement.

                 5.32. Chattel Paper. Neither Borrower nor Metro-Tel nor any of their customers shall execute any security agreement, note or other instrument, agreement or document evidencing or securing any sale by Borrower or Metro-Tel, unless such security agreement, note or other instrument, agreement or document constitutes Chattel Paper; and none of Borrower's or Metro-Tel's Accounts or other receivables shall be represented by any security agreement, note or other instrument, agreement or document unless it is Chattel Paper.

         6.      Default.

                 6.1. Events of Default. Each of the following shall constitute an Event of Default:

                           (a)  Any  representation  or  warranty  made  by  the
Borrower or any Guarantor in any Loan Document or in any certificate or report furnished in connection herewith or therewith shall have been untrue or incorrect in any material respect when made; or

                           (b) There shall occur any failure by the  Borrower or
any Guarantor in the payment, when due, of any principal of or interest on any Note, or under any other Loan Document; or Borrower shall fail to pay on demand any returned or dishonored draft, check or other item which has been presented to Lender and for which Borrower has received provisional credit; or

                           (c) There shall occur (i) any default by the Borrower
or any Guarantor in the performance of any agreement, covenant or obligation contained in this Agreement or any other Loan Document not provided for elsewhere in this Section 6.1 and such Default or other default is not cured within seven Business Days of notice from Lender, or (ii) a "Potential Event of Default" or "Event of Default", as such terms are defined in the Interest Rate Swap Agreement, if an Interest Rate Swap Agreement has been executed; or

                           (d) The Borrower or any Guarantor shall be in default
under any Debt owed to any other obligee in an amount in excess of $50,000, which default entitles the obligee to accelerate any such Debt or exercise other remedies with respect thereto; or

                           (e)  The   Borrower  or  any   Guarantor   shall  (i)
voluntarily liquidate or terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of Borrower or any Guarantor or of all or of a substantial part of its assets, (ii) admit in writing its inability, or be generally unable, to pay its debts as the debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under any federal bankruptcy law (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                           (f) Without its application,  approval or consent,  a
proceeding shall be commenced and remain undismissed or unstayed for more than 60 days, in any court of competent jurisdiction, seeking, in respect of the Borrower or any Guarantor, any remedy under any federal bankruptcy law, or any law pertaining to liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debt, or seeking the appointment of a trustee, receiver, liquidator or the like with respect to the Borrower or any Guarantor, or any of its assets or other like relief under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or

                           (g) Any Lien of the  Lender  hereunder  or under  any
other Security Agreement shall not constitute a perfected first priority Lien in the Collateral thereby encumbered, subject only to Permitted Liens; or

                           (h) A judgment,  writ of garnishment or attachment in
excess of $50,000 shall be rendered against the Borrower or any Guarantor or any of its assets and shall remain undischarged, undismissed and unstayed for more than 20 days; or

                           (i)  The  Borrower  or  any  Guarantor  is  enjoined,
restrained or in any way prevented by the order of any court or governmental entity from conducting any material part of its business; or

                           (j) The Borrower or any  Guarantor  shall cease to be
Solvent, or ceases to conduct any material part of its business as now conducted; or

                           (k) There shall occur any Material Adverse Effect; or

                           (l) A notice of lien,  levy or assessment is filed of
record with respect to all or any portion of the Borrower's or any Guarantor's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or if any taxes or debts in excess of $50,000 owing at any time or times hereafter to any one of them becomes a Lien upon the Collateral or any other asset of the Borrower or any Guarantor and the same is not dismissed, released, discharged, or bonded in a manner satisfactory to Lender within 10 days after the same becomes a Lien or, in the case of ad valorem taxes, prior to the last day when payment may be made without penalty; or

                           (m) Any of the Loan  Documents  for any reason ceases
to be in full force and effect or is declared to be null and void, or the Borrower or any Guarantor denies that it has any further liability (including, but not limited to any full or partial repudiation or revocation of any Guaranty) under any Loan Document to which it is a party, or gives notice to such effect; or

                           (n) The loss, suspension or revocation of, or failure
to renew, any material license or permit now held or hereafter acquired by the Borrower or any Guarantor; or

                           (o) The  occurrence of any of the  following  events:
(i) the happening of a Reportable Event with respect to any profit sharing or pension plan of the Borrower or any Guarantor governed by ERISA which has a Material Adverse Effect; (ii) the termination of any such plan which has a Material Adverse Effect; (iii) the appointment of a trustee by an appropriate United States District Court to administer any such plan; or (iv) the institution of any proceedings by the Pension Benefit Guaranty Corporation to terminate any such plan or to appoint a trustee to administer any such plan;

                           (p) The occurrence of any material casualty or damage
to Collateral; or

                           (q) William Steiner and Michael Steiner shall fail to
own (beneficially and of record) in the aggregate, at least 51% of each outstanding class and series of Metro-Tel's equity securities (including all securities convertible into equity securities); or any Person other than Metro-Tel shall own (beneficially or of record) any of Borrower's equity securities (including all securities convertible into equity securities).


                 6.2. Acceleration of the Indebtedness. Without in any way limiting the right of the Lender to demand payment of any portion of the Indebtedness (a) upon and after an Event of Default (other than an Event of Default specified in Subsections 6.1(e) or (f)), all of the Indebtedness may, at the option of the Lender, and without notice or legal process of any kind, be declared, and immediately shall become, due and payable, and (b) Borrower upon and after the occurrence of an Event of Default specified in Subsections 6.1(e) or (f), all of the Indebtedness shall automatically become due and payable, without demand, notice or legal process of any kind, anything in any Note or other instrument or document evidencing any such Indebtedness or in the Loan Documents or in any other agreement to the contrary notwithstanding. If any Default or Event of Default occurs, Lender shall have no obligation to make any additional advances of Loans or issue or accept additional Letters of Credit or enter into any further Spot or Forward transactions.


                 6.3.   Default  Rate.   Upon  the  occurrence  and  during  the
continuation of an Event of Default, all of the Indebtedness shall bear interest at the Default Rate.

                 6.4. Rights and Remedies. Upon and after the occurrence of any Event of Default, the Lender shall have, in addition to all other rights and remedies which the Lender may have under this Agreement, the other Loan Documents, and applicable law, the following rights and remedies, all of which may be exercised with or without further notice to the Borrower: (a) all of the rights and remedies of a secured party under applicable law; (b) to foreclose the Liens created under this Agreement and the other Loan Documents or under any other agreement relating to the Collateral, by any available judicial procedure or without judicial process; (c) to enter any premises where the Collateral may be located, through self-help and without judicial process, without first obtaining a final judgment or giving the Borrower notice and opportunity for a hearing on the validity of the Lender's claim, for the purpose of taking possession or removing the same; and/or (d) to sell, assign, lease, or otherwise dispose of the Collateral or any part thereof, either at public or private sale, in lots or in bulk, for cash, on credit or otherwise, with or without representa tions or warranties, and upon such terms as shall be acceptable to the Lender, in its sole discretion, and the Lender may bid or become the purchaser at any such public sale, free from any right of redemption which is hereby expressly waived by the Borrower, and the Lender shall have the option to apply or be credited with the amount of all or any part of the Indebtedness against the purchase price bid by the Lender at any such sale. The Borrower agrees that the Lender has no obligation to preserve rights to the Collateral against prior Persons or to marshall any Collateral for the benefit of any Person. The Lender is hereby granted a license or other right to use, without charge, the Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and the Borrower's rights under all licenses and franchise agreements shall inure to the Lender's benefit; and in each instance, Lender shall only utilize such license after the occurrence of an Event of Default. In addition, the Borrower agrees that in the event notice is necessary under applicable law, written notice mailed to the Borrower in the manner specified herein five days prior to the date of public sale of any of the Collateral or prior to the date after which any private sale or other disposition of the Collateral will be made shall constitute commercially reasonable notice to the Borrower. Upon the occurrence of an Event of Default, the Lender shall also have the right to seek the appointment of a receiver to take possession of and operate and dispose of Borrower's assets. The Lender may, at any time during the continuance of an Event of Default, and at Borrower's expense, employ and maintain custodians at the Borrower's premises who shall have full authority to protect Lender's interests. Upon the occurrence and during the continuation of an Event of Default, the Borrower authorizes the Lender to collect and set-off and apply against the Indebtedness when due any cash or deposit accounts in its possession, and any refund of insurance premiums or any insurance proceeds payable on account of the loss or damage to any of the Collateral and irrevocably appoints the Lender as its attorney-in-fact to endorse any check or draft or take other action necessary to obtain such funds. All or any part of the Collateral may be liquidated and sold by Lender for failure of Borrower to pay any of the Indebtedness, regardless of whether any of the Loans have been accelerated or whether the Interest Rate Swap Agreement has been terminated early. Notwithstanding anything to the contrary set forth herein, Collateral may be liquidated upon Borrower's failure to pay any Indebtedness on a timely basis, whether or not any acceleration has occurred or the Interest Rate Swap Agreement has been terminated early.

                 6.5. Application of Proceeds. After an Event of Default, the net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied first to the expenses (including all reasonable attorneys' fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Indebtedness. The Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by the Lender from or on behalf of the Borrower, and the Borrower does hereby irrevocably agree that the Lender shall have the continuing exclusive right to apply and to reapply any and all such payments and collections received at any time or times hereafter by the Lender or its agent against the Indebtedness which is due and payable at the time of such application, in such manner as the Lender, in its sole discretion, may determine, notwithstanding any entry by the Lender upon any of its books and records. The Borrower shall be liable to the Lender and shall pay to the Lender on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral. The Lender shall remit to the Borrower or the Person entitled thereto any surplus remaining after all Indebtedness have been paid in full. If any of the Collateral shall require repairs, maintenance, preparation or the like, or is in process or other unfinished state, the Lender shall have the right, but shall not be obligated to perform such repairs, maintenance, preparation, processing or completion of manufacturing for the purpose of putting the same in such saleable form as the Lender shall deem appropriate, but the Lender shall have the right to sell or dispose of the Collateral without such processing. The Borrower will, at the Lender's request, assemble all the Collateral and make it available to the Lender at places which the Lender may select, whether at premises of the Borrower or elsewhere, and will make available to the Lender all premises and facilities of the Borrower for the purpose of the Lender's taking possession of the Collateral or of removing or putting the Collateral in saleable form.

                 6.6. Appointment of the Lender as the Borrower's Lawful Attorney. The Borrower hereby irrevocably designates, makes, constitutes and appoints the Lender (and all Persons designated by the Lender) as the Borrower's true and lawful attorney (and agent-in-fact) and the Lender, or the Lender's agent, may, upon and after the occurrence and during the continuation of an Event of Default, in the Borrower's or the Lender's name: (i) exercise all of the Borrower's rights and remedies with respect to the Accounts and the other Collateral; (ii) take control, in any manner, of any item of payment or proceeds; (iii) prepare, file and sign the Borrower's name on a proof of claim in bankruptcy or similar document against any Account Debtor; (iv) do all acts and things necessary, in the Lender's sole discretion, to fulfill the Borrower's obligations under this Agreement; (v) endorse the name of the Borrower upon any of the items of payment or proceeds referred to herein and deposit the same to the account of the Lender on account of the Indebtedness; (vi) endorse the name of the Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts or Inventory; (vii) use the Borrower's stationery and sign the name of the Borrower to verifications of the Accounts and notices thereof to Account Debtors; and (viii) use the information, recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts and Inventory to which the Borrower has access. All acts of the Lender or its designee, except the Lender's or its designees' acts of gross negligence or willful misconduct, taken pursuant to this Section 6.6 are hereby ratified and confirmed and the Lender or its designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or law.


         6.7  Collections;  The Lender's Right to Notify Account  Debtors and to
Endorse Borrower's Name. Borrower hereby authorizes Lender (1) upon the occurrence and during the continuation of a Default or an Event of

Default, to open Borrower's mail and collect any and all amounts due to Borrower from Account Debtors; (2) after the occurrence and during the continuation of a Default or an Event of Default, notify any or all Account Debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein; and (3) after the occurrence and during the continuation of a Default or an Event of Default, direct such Account Debtors to make all payments due from them to Borrower upon the Accounts directly to Lender or to a lock box designated by Lender. Lender shall promptly furnish Borrower with a copy of any such notice sent and Borrower hereby agrees that any such notice may be sent on Borrower's stationery, in which event Borrower shall co-sign such notice with Lender. Borrower irrevocably makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney (and agent-in-fact) to endorse Borrower's name on any checks, notes, drafts or any other payment relating to and/or proceeds of the Collateral which come into either Lender's possession or control.

         7.      Security Agreement; Collateral.

                 7.1.      Security Interest.

                           (a) As security  for the payment and  performance  of
any and all of the Indebtedness and the performance of all other obligations and covenants of the Borrower hereunder and under the other Loan Documents, absolute or contingent, now existing or hereafter arising, which are now, or may at any time or times hereafter be owing by the Borrower to the Lender, the Borrower hereby pledges to the Lender and gives and grants the Lender a continuing and general security interest in and Lien upon and right of set-off against, all right, title and interest of the Borrower in and to the Borrower Collateral, whether now owned or hereafter acquired by the Borrower; provided, however, that notwithstanding anything to the contrary set forth herein, no Indebtedness shall be secured by any real property.

                           (b) At the Lender's request, the Borrower shall cause
the execution and delivery to the Lender, in form and substance reasonably satisfactory to the Lender, of all such agreements, documents, financing statements and other writings reasonably requested by the Lender to perfect and maintain the perfection and priority of its security interests in and Liens on the Borrower Collateral and to consummate the other transactions contemplated hereby, and the Borrower shall pay all filing fees and documentary stamp, intangible and similar taxes in connection therewith. The Borrower irrevocably designates the Lender as its attorney-in-fact to effectuate the foregoing.

                           (c) Except as herein or by  applicable  law otherwise
expressly provided, the Lender shall not be obligated to exercise any degree of care in connection with any Borrower Collateral, to take any steps necessary to preserve any rights in any of the Borrower Collateral or to preserve any rights therein against prior parties. No segregation or specific allocation by the Lender of specified items of Borrower Collateral against any liability of the Borrower shall waive or affect any Lien against other items of Borrower Collateral or any of the Lender's options, powers or rights under this Agreement or otherwise arising.

                           (d) All  collateral  which the Lender may at any time
acquire from any other source as security for the payment of any Indebtedness shall constitute cross-collateral for all Indebtedness without apportionment or designation as to particular Indebtedness, and all Indebtedness shall be secured by all such collateral; and the Lender shall have the right, in its sole discretion, to determine the order in which its rights in or remedies against such collateral are to be exercised and which types or portions of the collateral are to be proceeded against and the order of application of proceeds of Borrower Collateral against particular Indebtedness; provided, however, that notwithstanding anything to the contrary set forth herein, no Indebtedness shall be secured by any real property.

                 7.2. Inspection of Collateral. The Borrower hereby irrevocably consents to any act by the Lender or its agents in entering upon any premises for the purposes of either (i) following reasonable prior notice to Borrower inspecting the Collateral and making extracts from and copies of any books and records relating thereto during regular business hours or (ii) taking possession of the Collateral at any time following the occurrence and during the continuation of an Event of Default; and the Borrower hereby waives its right to assert against the Lender or its agents any claim based upon trespass or any similar cause of action for entering upon any premises where the Collateral may be located.

Following the occurrence and during the continuation of an Event of Default, the Borrower irrevocably consents to the Lender's requesting information pertaining to the Borrower from any Person and to the Lender's verifying such or any other information pertaining to the Borrower, including, but not limited to the amount, quality, existence, quantity, value and condition of any Account or any other Collateral.

                 7.3. Other Rights. The Borrower authorizes the Lender without affecting either the Borrower's or the Lender's obligations hereunder or under any other Loan Document from time to time to take from any party and hold additional collateral or guaranties for the payment of the Indebtedness or any part thereof, and to exchange, enforce, substitute or release such collateral or guaranty of payment of the Indebtedness or any part thereof and to release or substitute any endorser or guarantor or any party who has given any Lien on any collateral as security for the payment of the Indebtedness or any part thereof or any party in any way obligated to pay the Indebtedness or any part thereof.

                 7.4. Tangible Collateral; Inventory. No Inventory, Equipment or other tangible Borrower Collateral shall be commingled with, or become an accession to or part of, any property of any other Person so long as such property is Collateral. No tangible Borrower Collateral is or shall be allowed to become a fixture. No tangible Collateral shall be stored with any warehouseman, bailee or similar party.

                 7.5. The Lender's Payment of Claims Asserted Against the Collateral. In the event a Lien, other than a Permitted Lien, is asserted by any Person against the Collateral and if the Lender has given Borrower five days' prior written notice and Borrower has failed to either (i) satisfy the Lien or
(ii) cause the Lien to be transferred to a bond acceptable to the Lender, then the Lender may at any time after such five-day period in its discretion without waiving or releasing any obligation, liability or duty of the Borrower under this Agreement, the other Loan Documents or any Default or Event of Default, pay, acquire and/or accept an assignment of such Lien. All sums paid by the Lender in respect thereof and all costs, fees and expenses, including, without limitation, attorneys' fees, court costs, expenses and other charges relating thereto, which are incurred by the Lender on account thereof, shall be payable, upon demand, by the Borrower to the Lender and shall be additional Indebtedness hereunder secured by the Collateral.

         8.      Term of Agreement.

                 8.1. Term and Right to Terminate. Subject to the other provisions herein, the provisions of this Agreement shall continue in full force and effect until January 2, 2002 (the "Term"). Notwithstanding any term herein to the contrary or any other term in any of the other Loan Documents, the Borrower and the Lender agree that all Indebtedness hereunder shall be payable in accordance with Section 3. Notwithstanding any provision to the contrary set forth in any Loan Document, the Lender may terminate the financing arrangements under this Agreement and the Notes at any time, upon notice to Borrower but without legal process of any kind, upon the occurrence and during the continuation of an Event of Default; provided, however, that the Lender shall retain the right to payment of the Indebtedness in accordance with Section 3.

                 8.2. Effect of Termination. Without limiting the generality of the other provisions regarding Default and acceleration hereunder, upon the effective date of termination, all Indebtedness to the Lender, whether or not incurred under this Agreement (and notwithstanding any term of any other Loan Document), shall become immediately due and payable, including, but not limited to, all Indebtedness (contingent or otherwise) with respect to any Interest Rate Swap Agreement and all Letters of Credit and Forward and Spot transactions. Notwithstanding any provision to the contrary in any Loan Document, and notwithstanding any such termination, the obligations of the Borrower and the rights, remedies and Liens of the Lender hereunder and under each Loan Document shall remain in full force and effect until the Indebtedness is indefeasibly and finally paid and discharged in full and all Letters of Credit and Forward and Spot transactions and the Interest Rate Swap Agreement have been terminated or canceled and Lender is released from all liability in connection therewith; provided, however, that Lender shall promptly release its Liens in the Collateral upon the indefeasible and final payment and discharge in full of all Indebtedness.

         9.      Miscellaneous.

                 9.1. Rights and Remedies Cumulative; Non-Waiver; Etc. The enumeration of the Lender's rights and remedies set forth in this Agreement is not intended to be exhaustive and the exercise by the Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, under the Loan Documents or under any other agreement to which the Borrower or any Guarantor and the Lender are now or hereafter become parties, or which may hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower or any Guarantor and the Lender or the Lender's employees shall be effective to change, modify or discharge any provision of this Agreement or to constitute a waiver of any Event of Default. The Lender shall not, under any circumstances or in any event whatsoever, have any liability for any error, omission or delay of any kind occurring in the liquidation of the Collateral or for any damages resulting therefrom except damages directly attributable to the Lender's gross negligence or willful misconduct.

                 9.2. Survival of Representations; Reinstatement of Indebtedness. All covenants, agreements, representations and warranties made by Borrower or any Guarantor in connection herewith shall survive the making of the Loans hereunder and the delivery of the Notes, and shall continue in full force and effect so long as any Indebtedness is outstanding. The Borrower further agrees that to the extent that the Borrower makes a payment or payments to the Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Indebtedness or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received by the Lender.

                 9.3. Expenses; Indemnification. Whether or not the transactions contemplated by this Agreement shall be consummated, the Borrower will pay or reimburse the Lender upon demand for all reasonable expenses (including, without limitation, reasonable attorneys' and paralegals' fees, costs and expenses) incurred or paid by the Lender in connection with: (a) the preparation, execution and delivery of this Agreement or the other Loan Documents; (b) charges for examiners, auditors or similar Persons whom the Lender may engage with respect to rendering opinions concerning the Borrower's or Metro-Tel's financial condition and the condition and value of the Collateral in accordance with the terms hereof; (c) any arbitration, litigation, contest, dispute, suit, proceeding, enforcement or action (whether instituted by the Lender or the Borrower or any other Person) in any way relating to the Collateral, this Agreement or the other Loan Documents, or the Borrower's or Metro-Tel's business or affairs; (d) any attempt to enforce any rights of the Lender against the Borrower or any other Person which may be obligated to the Lender by virtue of this Agreement or the other Loan Documents, including without limitation, the Account Debtors; (e) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of the Collateral in accordance with the terms hereof; (f) the filing and recording of all documents required by the Lender to perfect the Lender's Liens in the Collateral, including without limitation, any documentary stamp tax or any other taxes incurred because of such filing or recording; (g) all costs incurred in connection with any lockbox; and (h) all costs of modifying or amending any Loan Document. The Borrower shall indemnify and hold the Lender harmless from and against any and all finder's or brokerage fees and commissions which may be payable in connection with the transactions contemplated by this Agreement other than any fees or commissions of finders or brokers engaged by the Lender. If the Borrower should fail to pay any tax or other amount required by this Agreement to be paid or which may be necessary to protect or preserve any Collateral or the Borrower's or Lender's interests therein, the Lender may make such payment and the amount thereof shall be payable on demand, shall bear interest at the Default Rate from the date of demand until paid and shall be deemed to be Indebtedness entitled to the benefit and security of the Loan Documents. In addition, the Borrower agrees to pay and save the Lender harmless against any liability for payment of any state documentary stamp taxes, intangible taxes or similar taxes (including interest or penalties, if any) and fees which may now or hereafter be determined to be payable with respect to the execution, delivery or recording of any Loan Document or the making of any Advance, whether originally thought to be due or not, and regardless of any mistake of fact or law on the part of the Lender or the Borrower with respect to the applicability of such tax or fee. The provisions of this Section 9.3 shall survive payment in full of the Loans and termination of this Agreement.

                 9.4. Notices. Any notice or other communication hereunder to any party hereto shall be by hand delivery, facsimile transmission, nationally recognized overnight courier for next business day delivery or registered or certified mail and unless otherwise provided herein shall be deemed to have been received when delivered personally or three days after deposit in such mail or with such courier postage prepaid, addressed to the party at its address specified below (or at any other address that the party may hereafter specify to the other parties in writing):

         The Lender:                First Union National Bank
                                    Portfolio Management Group
                                    4299 N.W. 36th Street, 4th Floor
                                    Miami Springs, Florida 33166
                                    Fax: (305) 883-4198

         With a copy to:            Stearns Weaver Miller Weissler
                                    Alhadeff & Sitterson, P.A.
                                    Suite 2200
                                    150 West Flagler Street
                                    Miami, Florida  33130
                                    Attention: Carl D. Roston, Esquire
                                    Fax:  (305) 789-3395


         The Borrower:              Steiner-Atlantic Corp.
                                    290 NE 68th Street
                                    Miami, Florida 33138
                                    Fax: (305) 751-4903
                                    Attn: President

         With a copy to:            Harold Berritt, Esq.
                                    Greenberg Traurig
                                    1221 Brickell Avenue
                                    Miami, Florida 33131
                                    Fax:(305) 579-0717


                 9.5. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Borrower and the Lender, and their respective successors and assigns; provided that the Borrower may not assign any of its rights or duties hereunder without the prior written consent of the Lender and any such assignment made without such consent will be void. Nothing in this Agreement or any other Loan Document shall prohibit or restrict Lender from pledging or assigning the Loan Documents, including the Collateral, to any Federal Reserve Bank in accordance with applicable law.

                 9.6. Counterparts; Construction; Gender. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument. Any telecopied version of a signature shall be deemed a manually executed and delivered original. This Agreement shall be construed without any presumption that it be construed against the party causing it to be drafted. All references in this Agreement or any of the other Loan Documents to the masculine, feminine or neuter gender shall include all such genders unless the context clearly indicates otherwise. Each representation, warranty, covenant and agreement set forth in any

Loan Document shall be construed independently. The parties acknowledge that a Default or an Event of Default shall be deemed continuing until cured, as determined by Lender in accordance with this Agreement or any other Loan Document.

                 9.7. Powers. All powers of attorney granted to the Lender are coupled with an interest and are irrevocable until all indebtedness is irrevocably paid in full and Lender has no further obligations hereunder.

                 9.8. Approvals. If this Agreement calls for the approval or consent of the Lender, such approval or consent may be given or withheld in the sole credit judgment of the Lender.

                 9.9. Indemnification of the Lender. From and at all times after the date of this Agreement, and in addition to all of the Lender's other rights and remedies against the Borrower, the Borrower agrees to hold the Lender harmless from, and to indemnify the Lender against, all losses, damages, costs and expenses (including, but not limited to, reasonable attorneys' and paralegals' fees, costs and expenses) incurred or paid by the Lender, whether direct, indirect or consequential, as a result of or arising from or relating to any suit, action or proceeding by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute or regulation, including, but not limited to, any federal or state securities or tax laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution or performance of, or the financing transactions contemplated by, this Agreement and the other Loan Documents or the Lender's furnishing of funds to the Borrower pursuant to this Agreement; provided, however, that the foregoing indemnification shall not protect the Lender from loss, damage, cost or expense directly attributable to the Lender's willful misconduct or gross negligence. All of the foregoing losses, damages, costs and expenses of the Lender shall be payable by the Borrower upon demand by the Lender, as the case may be, and shall be additional Indebtedness hereunder secured by the Collateral.

                 9.10. Waivers by the Borrower. Except as otherwise provided for in this Agreement, the Borrower waives (a) presentment, demand and protest and notice of presentment, protest, non-payment, maturity and all other notices; (b) notice prior to taking possession or control of the Collateral or any bond or security which might be required by any court prior to allowing the Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisement and exemption laws. The Borrower consents to all extensions of time, renewals and postponements of time of payment with respect to any Loan Document from time to time prior to or after the end of the Term or any Default or Event of Default, without notice, consent or consideration to any of the foregoing.

                 9.11. Lawful Charges; Late Charge. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the Loans, together with all fees, charges and other amounts which are treated as interest on the Loans under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender in accordance with applicable law, the rate of interest payable in respect of the Loans, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate, and, to the extent lawful, the interest and Charges that would have been payable in respect of the Loans but were not payable as a result of the operation of these provisions shall be cumulated and the interest and Charges payable to the Lender in respect of other Indebtedness or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Adjusted LIBOR Market Index Rate to the date of repayment, shall have been received by the Lender. A late charge of five percent of any payment required hereunder shall be imposed on each and every payment, including the final payment due hereunder, not received by the Lender within 10 days after it is due. The late charge is not a penalty, but liquidated damages to defray administrative and related expenses due to such late payment. The late charge shall be immediately due and payable and shall be paid by the Borrower to the Lender without notice or demand. This provision for a late charge is not and shall not be deemed a grace period, and Lender has no obligation to accept a late payment. Further, the acceptance of a late payment shall not constitute a waiver of any Default or other default then existing or thereafter arising under any Loan Document.

                 9.12. Amendment. This Agreement and the other Loan Documents cannot be amended, changed, discharged or terminated orally, but only by an instrument in writing signed by the Lender and the Borrower.

                 9.13. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                 9.14. Entire Agreement. This Agreement and the other documents, certificates and instruments referred to herein constitute the entire agreement between the parties and supersede and rescind any prior agreements relating to the subject matter hereof. In the event of any conflict between the terms of any other Loan Document and the terms of this Agreement, the terms of this Agreement shall govern.

                 9.15. Separate Legal Counsel. Each Borrower and each Guarantor has been represented by its own legal counsel (and not that of the Lender) in connection with the negotiation and documentation of the Loan Documents.

                 9.16. Right of Setoff. If an Event of Default shall have occurred and be continuing, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents, irrespective of whether or not the Lender shall have made any demand under this Agreement or such other Loan Documents and although such obligations may be unmatured. The rights of the Lender under this Section 9.16 are in addition to other rights and remedies (including other rights of setoff) which the Lender may have.

                 9.17. Arbitration; Preservation and Limitation of Remedies. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Loan Documents ("Disputes") between parties to this Agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Agreement. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in the city in which the office of Lender first stated above is located. The expedited procedures set forth in Rules 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to the Interest Rate Swap Agreement. Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale;
(ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property;
(iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute. The parties agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

                 9.18. Governing Law; Jurisdiction and Venue; Waiver of Jury Trial. SUBJECT TO THE TERMS OF SECTION 9.17, THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF FLORIDA. SUBJECT TO THE TERMS OF SECTION 9.17, AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, THE BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN DADE COUNTY, STATE OF FLORIDA, AND CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO THE BORROWER AT THE ADDRESS STATED IN SECTION 9.4 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID. SUBJECT TO THE TERMS OF SECTION 9.17, EACH OF THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. SUBJECT TO THE TERMS OF SECTION 9.17, THE BORROWER WAIVES ANY OBJECTION WHICH THE BORROWER MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO ANY SUIT OR PROCEEDING INSTITUTED BY THE LENDER UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IN ANY STATE OR FEDERAL COURT LOCATED WITHIN DADE COUNTY, FLORIDA AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. SUBJECT TO THE TERMS OF SECTION 9.17, NOTHING IN THIS SECTION 9.18 SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH HAS JURISDICTION OVER THE BORROWER OR ITS PROPERTY. SUBJECT TO THE TERMS OF SECTION 9.17, THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, MAKE THE LOANS AND EXTEND THE OTHER FINANCIAL ACCOMMODATIONS CONTEMPLATED HEREUNDER AND THEREUNDER.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                           STEINER-ATLANTIC CORP.



                                           By:  /s/ Michael Steiner
                                                --------------------------------
                                                    Name: Michael Steiner
                                                    Title:   President



                                           FIRST UNION NATIONAL BANK,
                                           a national banking association



                                           By:   /s/ Kathryn McDonald
                                                 -------------------------------
                                           Name:   Kathryn McDonald

                                           Title:   SVP

                               INDEX OF SCHEDULES



         Schedule 1.1               Permitted Liens

         Schedule 2.8               Affiliates' Assets

         Schedule 2.9               Locations

         Schedule 2.17              Environmental Compliance

         Schedule 5.14              Affiliated Transactions



                                INDEX OF EXHIBITS


         Exhibit A                  Borrowing Base Certificate

         Exhibit B                  Advance Request

         Exhibit C                  Term Note

         Exhibit D                  Revolving Credit Note

                                  SCHEDULE 2.9

         Any location other than those described below, as to which: (i) Borrower has given Lender 30 days' prior written notice; (ii) all acts have been taken (including, but not limited to, the filing of financing statements and the execution and delivery to Lender of landlords' or mortgagees' waivers in form and substance reasonably acceptable to Lender) to ensure Lender's continued first priority security interest in all Collateral located at such location; and (iii) Borrower and Metro-Tel shall have executed all such documents and agreements as Lender shall have reasonably requested to effectuate clause (ii), above.